UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To	Offering Price	Aggregate Offering	Amount of
Securities To Be Registered	Be Registered	Per Unit	Price	Registration Fee

Notes offered hereby	$3,800,000.00	100.00%	$3,800,000.00	$149.34

(1) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $79,180.07 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333–140456, of which this pricing supplement is a part. After giving effect to the $149.34 registration fee for this offering, $79,030.73 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 199 dated April 25, 2008 to Prospectus Supplement and Prospectus dated February 5, 2007 relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration No. 333-140456

100% Principal Protected Commodity-Linked Notes due May 2, 2013

This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with the prospectus supplement and prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA

Agent:	Wachovia Capital Markets, LLC. The agent may make sales through its affiliates or selling agents.

Principal Amount per note:	Each note will have a principal amount of $1,000.00. Each note will be offered at an initial public offering price of $1,000.00.

Maturity Date:	May 2, 2013.

Interest:	Eksportfinans will not pay you interest during the term of your notes.

Underlying Basket:	The return on the notes, in excess of the principal amount, is linked to the performance of an equally-weighted basket of commodities and commodity indices (the basket) consisting of the following six components: coal, copper and West Texas Intermediate light sweet crude oil (WTI Crude Oil) (each, a component commodity and together, the component commodities), and the Baltic Panamax Index (Baltic Panamax), the S&P GSCI Agriculture Excess Return Index (GSCI Agriculture) and the S&P GSCI Livestock Excess Return Index (GSCI Livestock) (each, a component index, together, the component indices, and together with the component commodities, the basket components).

Maturity Payment Amount:	At maturity, for each note you own, you will receive a cash payment equal to the sum of the principal amount of the note and the basket performance amount, if any.

The basket performance amount per note will equal the greater of (i) $0.00, or (ii) the product of the principal amount of $1,000.00, the basket return and a participation rate of 102.50%.

If the basket return is less than or equal to zero, the maturity payment amount will equal the principal amount of $1,000.00.

The basket return will be determined on the valuation date and will equal the product of the principal amount of the note and the percentage change in the level of the basket.

Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network.

Trade Date:	April 25, 2008

Original Issue Date:	May 2, 2008

CUSIP Number:	28264QG81

ISIN Number:	US28264QG813

For a detailed description of the terms of the notes, see “Summary Information” beginning on page P-1 and “Specific Terms of the Notes” beginning on page P-15. Defined terms used in this cover page are defined in “Specific Terms of the Notes”.

Investing in the notes involves risks. See “Risk Factors” beginning on page P-9.

	Per Note	Total

Maximum Public Offering Price	$1,000.00	$3,800,000.00
Maximum Underwriting Discount and Commission	$22.50	$85,500.00
Maximum Proceeds to Eksportfinans ASA	$977.50	$3,714,500.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Capitalized terms used in this pricing supplement without definition have the meanings given to them in the prospectus supplement and accompanying prospectus.

Wachovia Securities

SUMMARY INFORMATION

This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the 100% Principal Protected Commodity-Linked Notes, due May 2, 2013, which we refer to as the notes. You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the notes as well as the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should carefully review the sections entitled “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, which highlight certain risks associated with an investment in the notes, to determine whether an investment in the notes is appropriate for you. Defined terms used in this section and not defined herein are defined in “Specific Terms of the Notes”.

Unless otherwise mentioned or unless the context requires otherwise, all references in this pricing supplement to “Eksportfinans”, “we”, “us” and “our” or similar references mean Eksportfinans ASA and its subsidiaries.

What are the notes?

The notes offered by this pricing supplement will be issued by Eksportfinans and will mature on May 2, 2013. The maturity payment amount will be linked to the performance of the basket, which is in turn based on the performance of the basket components. The notes will not bear interest and no other payments will be made until maturity.

Each basket component will represent 1/6 of the basket. The basket components are set forth below:

•	Coal (Bloomberg symbol API21MON);

•	Copper (Bloomberg symbol LOCADY);

•	WTI Crude Oil (Bloomberg symbol CL1);

•	Baltic Panamax Index (Bloomberg symbol BPIY);

•	S&P GSCI Agriculture Excess Return Index (Bloomberg symbol SPGCAGP); and

•	S&P GSCI Livestock Excess Return Index (Bloomberg symbol SPGCLVP).

The weighting of each basket component is fixed and will not change during the term of the notes. Similarly, the basket components will not change, except as described under “Specific Terms of the Notes — Adjustments to the Basket Components” on page P-19.

As discussed in the accompanying prospectus supplement, the notes are debt securities and are part of a series of debt securities entitled “Medium-Term Notes” that Eksportfinans may issue from time to time. The notes will rank equally with all other unsecured and unsubordinated debt of Eksportfinans. For more details, see “Specific Terms of the Notes” beginning on page P-15.

Each note will have a principal amount of $1,000.00. Each note will be offered at an initial public offering price of $1,000.00. You may transfer only whole notes. Eksportfinans will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the notes.

Are the notes principal protected?

The notes are fully principal protected and we will pay a minimum of 100.00% of the principal amount of your notes at maturity, subject to our ability to pay our obligations.

What will I receive upon maturity of the notes?

On the maturity date, for each note you own, you will receive a cash payment equal to the maturity payment amount. The maturity payment amount to which you will be entitled depends on the basket return (as defined below).

The maturity payment amount will equal the sum of the principal amount of the note and the basket performance amount, if any.

Determination of the basket performance amount

The basket performance amount per note will be determined by the calculation agent and will equal the greater of (i) $0.00; or (ii) the product of the principal amount of $1,000.00, the basket return and a participation rate of 102.50%.

Determination of the basket return

The basket return per note will be determined by the calculation agent and will equal:

$1,000.00 x	(	final basket level−initial basket level initial basket level	)

The initial basket level is 1,000.00.

The final basket level will be determined by the calculation agent and will equal the closing level of the basket on the valuation date. The closing level of the basket will be calculated based on the weighted levels of the basket components (as shown in the table below), and will equal the sum of the products of (i) the component multiplier of each basket component and (ii) the closing price of the basket component on the valuation date.

	Bloomberg		Component	Closing Price on the	Basket
Basket Component	Symbol	Exchange	Multiplier	Trade Date	Weight

Coal	API21MON	—	1.1397	$146.24	1/6
Copper	LOCADY	LME	0.0194	$8,600.00	1/6
WTI Crude Oil	CL1	NYMEX	1.4062	$118.52	1/6
Baltic Panamax Index	BPIY	—	0.0179	$9,287.00	1/6
S&P GSCI Agriculture Excess Return Index	SPGCAGP	—	1.9738	$84.44	1/6
S&P GSCI Livestock	SPGCLVP	—	0.5581	$298.65	1/6
Total					100.00%

The participation rate is 102.50%.

The component multiplier with respect to each basket component will equal the quotient of (i) the basket weight of each basket component multiplied by the initial basket level, divided by (ii) the closing price of each basket component on the trade date.

The closing price for each basket component on any given date will be determined by the calculation agent by reference to its official closing price or cash settlement price for that basket component on the relevant exchange or market, as follows:

•	In the case of coal, the official closing price will be that day’s specified price per ton of steam coal, 6,000 kcal/kg, up to 1.00% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the TFS APITM Indices: Weekly Average Coal Price Indices: TFS API 2 (cif ARA)” in the issue of Argus/McClosky’s Coal Price Index Report that reports prices effective on that pricing date.

•	In the case of copper, the official U.S. dollar settlement price per ton of copper-Grade A spot cash on the London Metals Exchange (the LME) for cash delivery;

•	In the case of WTI Crude Oil, the U.S. dollar settlement price per barrel of West Texas Intermediate light sweet crude oil on the New York Mercantile Exchange (the NYMEX) of the first nearby futures contract;

•	In the case of component index Baltic Panamax Index, the official settlement price is published by the index publisher or its successor on such index business day;

•	In the case of S&P GSCI Agriculture, the closing index price as reported by S&P, or its successor; and

•	In the case of S&P GSCI Livestock, the closing index price as reported by S&P, or its successor.

An exchange means:

(a) with respect to the component commodities, the primary organized exchange or quotation system for trading any component commodity and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in any component commodity has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the component commodity on the substitute exchange or quotation system as on the original exchange), and

(b) with respect to the component indices, the primary organized exchange or quotation system for trading derivative instruments related to the component indices and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in the commodity and related derivative instruments underlying the component indices has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the commodities underlying the component indices on such substitute exchange or quotation system as on the original exchange).

A related exchange means each exchange or quotation system on which futures or options contracts relating to the component indices are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which any such trading has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the component indices on such temporary substitute exchange or quotation system as on the original related exchange).

The valuation date, with respect to each basket component, means the tenth business day before the maturity date. However, if that day occurs on a day that is a disrupted day or that is not a trading day with respect to one or more basket components, then the valuation date for the affected basket component or basket components will be postponed until the next succeeding trading day that is not a disrupted day for those basket components; provided that in no event will the valuation date with respect to any basket component be postponed by more than ten trading days. The determination of the closing price for any basket component with respect to which the valuation date is a trading day and is not a disrupted date will not be postponed for the purpose of calculating the maturity payment amount. If the valuation date is postponed to the last possible day but that day is a disrupted day, that date will nevertheless be the valuation date. If the valuation date is postponed, then the maturity date of the notes will be postponed by an equal number of trading days.

A business day means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

A trading day means any day on which each exchange is scheduled to be open for its respective regular trading sessions.

Hypothetical Examples

Set forth below are four hypothetical examples of the calculation of the maturity payment amount. These examples are based on the participation rate of 102.50%.

Example 1 —

The hypothetical basket return is 50.00%, reflecting a 50.00% increase in the value of the basket:

Basket performance amount (per note) is the greater of:

(i) $0.00, or

(ii) ($1,000.00 x 50.00% x 102.50%) = $512.50.

Maturity payment amount = $1,000.00 + $512.50 = $1,512.50.

Since the hypothetical basket return is greater than zero, the basket performance amount would equal $512.50 and the maturity payment amount would be greater than the principal amount of your note.

Example 2 —

The hypothetical basket return is 10.00%, reflecting a 10.00% increase in the value of the basket:

Basket performance amount (per note) is the greater of:

(i) $0.00, or

(ii) ($1,000.00 x 10.00% x 102.50%) = $102.50.

Maturity payment amount = $1,000.00 + $102.50 = $1,102.50.

Since the hypothetical basket return is greater than zero, the basket performance amount would equal $102.50 and the maturity payment amount would be greater than the principal amount of your note.

Example 3 —

The hypothetical basket return is 0.00%, reflecting no change in the value of the basket:

Basket performance amount (per note) is the greater of:

(i) $0.00, or

(ii) ($1,000.00 x 0.00% x 102.50%) = $0.00.

Maturity payment amount = $1,000.00 + $0.00 = $1,000.00.

Since the hypothetical basket return is less than zero, the basket performance amount would equal $0.00 and the maturity payment amount would equal the principal amount of your note.

Example 4 —

The hypothetical basket return is -10.00%, reflecting a 10.00% decrease in the value of the basket:

Basket performance amount (per note) is the greater of:

(i) $0.00, or

(ii) ($1,000.00 x -10.00% x 102.50%) = -$102.50.

Maturity payment amount = $1,000.00 + $0.00 = $1,000.00.

Since the hypothetical basket return is less than zero, the basket performance amount would equal $0.00 and the maturity payment amount would equal the principal amount of your note.

HYPOTHETICAL RETURNS

The following table illustrates, for a range of hypothetical average commodity appreciations representing equivalent percentage changes in the value of the basket:

•	the hypothetical basket return;

•	the hypothetical basket performance amount;

•	the hypothetical maturity payment amount per note; and

•	the hypothetical pre-tax annualized rate of return to beneficial owners of the notes as more fully described below.

The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting total and pre-tax annualized rate of return will depend on the actual final basket level determined by the calculation agent as described in this pricing supplement.

			Hypothetical pre-tax
Hypothetical basket	Hypothetical basket	Hypothetical maturity	annualized rate of return on
return	performance amount	payment amount per note(1)	the notes(2)

−50.00%	$0.00	$1,000.00	0.00%
−45.00%	$0.00	$1,000.00	0.00%
−40.00%	$0.00	$1,000.00	0.00%
−35.00%	$0.00	$1,000.00	0.00%
−30.00%	$0.00	$1,000.00	0.00%
−25.00%	$0.00	$1,000.00	0.00%
−20.00%	$0.00	$1,000.00	0.00%
−15.00%	$0.00	$1,000.00	0.00%
−10.00%	$0.00	$1,000.00	0.00%
−5.00%	$0.00	$1,000.00	0.00%
0.00%	$0.00	$1,000.00	0.00%
5.00%	$51.25	$1,051.25	1.00%
10.00%	$102.50	$1,102.50	1.96%
15.00%	$153.75	$1,153.75	2.88%
20.00%	$205.00	$1,205.00	3.76%
25.00%	$256.25	$1,256.25	4.62%
30.00%	$307.50	$1,307.50	5.43%
35.00%	$358.75	$1,358.75	6.23%
40.00%	$410.00	$1,410.00	6.99%
45.00%	$461.25	$1,461.25	7.73%
50.00%	$512.50	$1,512.50	8.45%

(1)	The hypothetical maturity payment per note is based on a participation rate of 102.50%.

(2)	The hypothetical pre-tax annualized rate of return is based on a five year term, semi-annual compounding and a 30/360 day count.

The following graph sets forth the hypothetical return at maturity for a range of hypothetical final basket levels (as a percentage of the initial basket level).

Return Profile of Notes vs. the Basket*

* Based on a participation rate of 102.50%.

Who should or should not consider an investment in the notes?

We have designed the notes for investors who are willing to hold the notes to maturity; who seek exposure to commodities generally and to the basket components in particular, and who believe that the value of the basket components will increase over the term of the notes; who are capable of understanding the specific risks related to the complexities of the notes and the underlying basket components. The notes are designed for investors who are also unwilling to make an investment that is exposed to downside performance risk of the basket and who seek to protect their investment by receiving at least 100.00% of the principal amount of their investment at maturity.

The notes are not designed for, and may not be a suitable investment for, investors who are unable or unwilling to hold the notes to maturity; who require an investment that yields regular returns; who believe that the value of the basket components are likely to decrease or remain unchanged over the term of the notes; who are not capable of understanding the specific risks related to the complexities of the note and the underlying basket components; or who seek exposure to both the full upside performance and the full downside performance risk of the basket components. This may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

What will I receive if I sell the notes prior to maturity?

The market value of the notes may fluctuate during the term of the notes. Several factors and their interrelationship will influence the market value of the notes, including the levels of the component indices and the prices of coal, copper and WTI crude oil, the time remaining to the maturity date, interest rates and the volatility of the basket components. The notes are 100.00% principal protected only if held to maturity. If you sell your notes before maturity, you may have to sell them at a discount and you will not have principal protection. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your notes before the maturity date of the notes and less than what you would have received had you held the notes until maturity. For more details, see “Risk Factors — Many factors affect the market value of the notes”.

Who publishes the component indices and what do the component indices measure?

The Baltic Panamax Index.  The Baltic Panamax Index (BPI) is a measure of the cost to ship dry-bulk cargo on Panamax vessels and is calculated from the weighted, average rates on major routes, both voyage and timecharter, as assessed by a panel of brokers. Ships classified as Panamax are of the maximum dimensions that will fit through the locks of the Panama Canal. The Baltic Panamax Index is also a sub-index of the Baltic Dry Index, which is a leading indicator of the global dry cargo freight market, designed to measure changes in the cost of transporting dry bulk material such as grain, coal, iron ore and industrial metals by sea. The Baltic Exchange is the publisher of the Baltic Dry Index.

The Baltic Panamax Index is determined, calculated and maintained by the Baltic Exchange without regard to the notes. You should be aware that an investment in the notes does not entitle you to any ownership interest in any of the commodities included in the Baltic Panamax Index. For a detailed discussion of the Baltic Panamax Index, see “The Basket — Baltic Panamax Index” beginning on page P-23.

The S&P GSCI Agriculture Excess Return Index.  The S&P GSCI Agriculture Excess Return Index measures the excess returns that are potentially available through an unleveraged investment in the agricultural commodities futures contracts of the S&P Goldman Sachs Commodity Index (the S&P GSCI). The S&P GSCI Agriculture Excess Return Index is a sub-index of the S&P Goldman Sachs Commodity Index Excess Return Index (the S&P GSCI Excess Return Index) that relates only to the agricultural commodities futures contracts. The S&P GSCI Excess Return Index is one of the major indexes of the S&P GSCI. The S&P GSCI Agriculture Excess Return Index is calculated, published and disseminated by Standard & Poor’s, a division of The McGraw-Hill Companies (S&P or Standard & Poor’s).

The S&P GSCI Agriculture Excess Return Index is determined, calculated and maintained by S&P without regard to the notes. You should be aware that an investment in the notes does not entitle you to any ownership interest in any of the agricultural commodities included in the GSCI Agriculture Index. For a detailed discussion of the S&P GSCI Agriculture Excess Return Index, see “The Basket — S&P GSCI Agriculture Excess Return Index” beginning on page P-26.

The S&P GSCI Livestock Excess Return Index.  The S&P GSCI Livestock Excess Return Index measures the excess returns that are potentially available through an unleveraged investment in the livestock commodities futures contracts of the S&P GSCI. The S&P GSCI Livestock Excess Return Index is a sub-index of the S&P GSCI Excess Return Index that relates only to the livestock commodities futures contracts. The S&P GSCI Excess Return Index is one of the major indices of the S&P GSCI. The S&P GSCI Livestock Excess Return Index is calculated, published and disseminated by Standard & Poor’s.

The S&P GSCI Livestock Excess Return Index is determined, calculated and maintained by S&P without regard to the notes. You should be aware that an investment in the notes does not entitle you to any ownership interest in any of the livestock commodities included in the GSCI Livestock Index. For a detailed discussion of the S&P GSCI Livestock Excess Return Index, see “The Basket — S&P GSCI Livestock Excess Return Index” beginning on page P-26.

How are the closing prices for the basket components determined?

The closing prices for the component indices are determined by reference to the closing levels published by the applicable Index Sponsors at the regular weekday close of trading. The closing price for coal is determined by reference to the official closing price in the issue of Argus/McCloskey’s Coal Price Index Report, as described under “Specific Terms of the Notes — Closing Price” on page P-16. The closing prices of the other component commodities are determined by reference to the official closing price or cash settlement price on the NYMEX or the LME, as applicable, as described under “Specific Terms of the Notes — Closing Price” on page P-16. The NYMEX is the world’s largest physical commodities futures exchange and a leading trading forum for energy and precious metals. The NYMEX trades a variety of commodity products, including future contracts for WTI crude oil. The LME was established in 1877 and is the principal non-ferrous metals exchange in the world on which contracts for copper, among other metals, are traded. The LME operates as a principals’ market and is, therefore, more closely analogous to over-the-counter physical commodity markets than futures markets. Twice daily during London trading hours a “fixing” occurs which provides reference prices for that day’s trading.

How have the basket components performed historically?

You can find a table with the published high and low levels in the interbank market of each of the basket components as well as the basket component prices at the end of each calendar quarter from calendar year 2004 to present in the section entitled “The Basket” beginning on page P-23 of this pricing supplement. We have provided this historical information to help you evaluate the behavior of the basket components in the recent past; however, past performance of the basket components does not indicate how they will perform in the future.

What about taxes?

The notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different.

For further discussion, see “Taxation in the United States” below and in the accompanying prospectus supplement and prospectus.

Will the notes be listed on a stock exchange?

The notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a liquid trading market will develop for the notes. Accordingly, if you sell your notes prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the notes” in this pricing supplement.

Are there any risks associated with my investment?

Yes, an investment in the notes is subject to significant risks. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page P-9.

RISK FACTORS

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors — Risks relating to index linked notes or notes linked to certain assets” in the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the components which comprise the basket to which the notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

The notes are intended to be held to maturity. Your principal is protected only if you hold your notes to maturity

You will receive at least 100.00% of the principal amount of your notes if you hold your notes to maturity, subject to our ability to pay our obligations. If you sell your notes in the secondary market before maturity, you will not receive principal protection on the notes you sell.

You will not receive interest payments on the notes

You will not receive any periodic interest payments on the notes or any interest payment at maturity. At maturity, you may not receive any return in excess of the principal amount of your notes.

Your yield on the notes may be lower than the yield on a standard senior debt security of comparable maturity

The yield that you will receive on your notes, which could be zero, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. In addition, no interest will be paid during the term of your notes.

If the basket return is less than or equal to zero, the maturity payment amount for each note will be limited to the principal amount of the note. This will be true even if the value of the basket, as measured by the basket return, on some date or dates before the valuation date is greater than the value of the basket on the trade date, because the maturity payment amount will be calculated only on the basis of the basket return on the valuation date (or as otherwise determined by the calculation agent, in the case of a market disruption event). You should, therefore, be prepared to realize no return at maturity over the principal amount of your notes.

Owning the notes is not the same as having rights in exchange-traded futures contracts on the basket components

You will not have rights that holders of the exchange-traded futures on the basket components may have. Even if the value of the basket components increases during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the value of the basket components to increase while the market value of the notes declines.

Your return is limited and will not reflect the return of owning the component commodities or the commodities underlying the component indices

The return on your notes will not reflect the return you would realize if you actually owned and held an interest in the component commodities or the component indices for a similar period. Even if the basket level increases during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the basket level to increase while the market value of the notes declines.

There may not be an active trading market for the notes

The notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a liquid trading market will develop for the notes. The development of a trading market for the notes will depend on our financial performance and other factors, such as the increase, if any, in the value of the basket. Even if a secondary market for the notes develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.

Wachovia Capital Markets, LLC and its broker-dealer affiliates currently intend to make a market for the notes, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the notes may cause Wachovia Capital Markets, LLC or its broker-dealer affiliates to have long or short positions in the notes. The supply and demand for the notes, including inventory positions of market makers, may affect the secondary market for the notes.

Many factors affect the market value of the notes

The market value of the notes will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the notes caused by another factor and that the effect of one factor may compound the decrease in the market value of the notes caused by another factor. For example, a change in the volatility of the basket components’ markets may offset some or all of any increase in the market value of the notes attributable to another factor, such as an increase in the prices of the basket components. In addition, a change in interest rates may offset other factors that would otherwise change the prices of the basket components and, therefore, may change the market value of the notes.

We expect that the market value of the notes will depend substantially on the amount, if any, by which the value of the basket increases during the term of the notes. If you choose to sell your notes when the level of the basket, based on then current prices of the basket components, is greater than zero, you may receive substantially less than the amount that would be payable at maturity based on this increase because of the expectation that the level of the basket will continue to fluctuate until the valuation date. We believe that other factors that may influence the value of the notes include:

•	the spot and forward prices of coal, copper, WTI crude oil, freight commodities, agricultural commodities, and livestock commodities, as represented by coal, copper, WTI crude oil, freight commodities, agricultural commodities, and livestock commodities futures;

•	the volatility (frequency and magnitude of changes in the value) of the basket components and, in particular, market expectations regarding the volatility of the basket components;

•	interest rates in general;

•	our creditworthiness, as represented by our credit ratings and as otherwise perceived in the market;

•	changes in the correlation (the extent to which the values of the individual basket component increase or decrease to the same degree at the same time) between the basket components;

•	suspension or disruption of market trading in the commodity markets;

•	the time remaining to maturity; and

•	geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions that may affect the values of the basket components.

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the level of the notes

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the level of the notes. The levels of the basket components will depend on the trading prices of, for example, precious metals futures, agricultural commodities futures, livestock commodities futures and freight commodities futures in the commodities market. Futures contracts and options on futures contracts, including those relating to precious metals, agricultural commodities, livestock commodities and freight commodities are subject to extensive statutes, regulations and margin requirements. The Commodities Futures Trading Commission and exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. These limits could adversely affect the market price of the precious metals, agricultural commodities, livestock commodities and dry bulk commodities futures contracts and forward contracts. The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to holders of the notes.

There are specific risks associated with the component commodities

Coal.  The price of coal is affected by the global demand for and supply of coal. Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand. Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal. Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal. Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives, and transportation disruptions.

Copper.  The price of copper is primarily affected by the global demand for, and supply of, copper. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.

Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from countries that have experienced political instability and upheaval and, as a result, copper supply has been affected by strikes, financial problems and terrorist activity in recent years.

WTI Crude Oil.  Oil prices are highly volatile. They are affected by numerous factors in addition to economic activity. These include political events, weather, labor activity, and, especially, direct government intervention such as embargos, and supply disruptions in major producing or consuming regions such as the Middle East, the United States, Latin America and Russia. Such events tend to affect oil prices worldwide, regardless of the location of the event. The outcome of meetings of the Organization of Petroleum Exporting Countries can particularly affect world oil supply and oil prices. Oil prices could also be affected by any decision by the Organization of Petroleum Exporting Countries to quote oil prices in a currency other than U.S. dollars (such as euro), which could decrease liquidity in the applicable futures contract, and thereby affect the value of such futures contract. Market expectations about these events and speculative activity also cause prices to fluctuate. Due to the recent rapid appreciation in energy prices, there is a significant possibility that a negative correction will occur and decrease oil prices, thereby adversely affecting the value of the basket.

Furthermore, a significant proportion of world oil production capacity is controlled by a small number of producers, and such producers have in the recent past implemented curtailments of output and trade. Such efforts at supply curtailment (or the cessation thereof) could affect the value of the applicable futures contract. Oil’s major end-use as a refined product is as a transport fuel, industrial fuel and in-home heating fuel. Potential for substitution exists in most areas, although considerations including relative cost often limit substitution levels. However, the development of a substitute product or transport fuel could adversely affect the value of the applicable futures contract.

In the event of sudden disruptions in the supplies of oil, such as those caused by war, accidents, weather or acts of terrorism, prices of oil futures contracts and, consequently, the value of the basket, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in futures contract prices may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the discovery of significant additional sources or reserves of oil, the introduction of new or previously withheld supplies into the market (e.g., oil from Iraq) or the introduction of substitute products or commodities. Any such declines could have a significant adverse effect on the value of the basket and on the value of the notes. In addition, the price of oil has on occasion been subject to very rapid and significant short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the notes to decrease. Such volatility could lead some investors in oil futures contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the value of the basket and, correspondingly, the value of the notes.

Risks relating to trading of commodities on the LME

The closing price of copper will be determined by reference to the U.S. dollar settlement prices of contracts traded on the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, depending on the underlying commodity, a contract may be entered into on the LME calling for daily delivery from one day to three months following the date of such contract and for monthly delivery from the seventh month following the date of such contract up to 63 months following the date of such contract, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the valuation date, the U.S. dollar settlement prices used to determine the closing price of copper, and consequently the maturity payment amount, could be adversely affected.

There are specific risks associated with the Baltic Dry Index

The Baltic Dry Index is designed to measure changes in the cost of transporting dry bulk material by sea. The dry cargo freight market is sensitive to a variety of external variables, the most important of which include fleet supply, commodity demand, seasonal pressures and fuel prices.

Contract pricing in the commodities markets will affect the performance amounts of the S&P GSCI Indices

As the contracts that underlie the S&P GSCI come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify a December expiration. As time passes, the December contract is replaced by a contract for delivery in February. This is accomplished by selling the December contract and purchasing the February contract. This process is referred to as “rolling”. If the market for these contracts (putting aside other considerations) is in “backwardation,” which describes a situation where the prices are lower in the distant delivery months than in the nearest delivery months, the sale of the December contract will take place at a price that is higher than the price at which that contract was originally purchased in August, thereby creating the “roll yield”. While many of the contracts included in the S&P GSCI have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the S&P GSCI have historically been “contango” markets. Contango markets are markets in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. Contango in the commodity markets could result in negative “roll yields,” which could adversely affect the levels of the GSCI Agriculture and the GSCI Livestock indices and accordingly, because of the formula used, decrease the maturity payment amount on your notes. Therefore, it could be the case that the levels of the S&P GSCI Agricultural Index — Excess Return and S&P GSCI Livestock Index — Excess Return, relative to the actual price of the underlying commodities, will be adversely affected by negative roll yields.

We and our affiliates have no affiliation with S&P, the Baltic Exchange, Argus/McCloskey, the NYMEX or the LME and are not responsible for their public disclosure of information

We and our affiliates are not affiliated with S&P, the Baltic Exchange, Argus/McCloskey, the NYMEX or the LME in any way (except, in the case of the component indices, for licensing arrangements discussed below under “The S&P GSCI Indices”) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding any of their methods or policies relating to the calculation of the component indices or the determination of the closing prices of the component commodities, as applicable. Argus/McCloskey, the NYMEX and the LME are not under any obligation to continue to determine the closing prices for any of the component commodities. If S&P or the Baltic Exchange discontinues or suspends the calculation of a component index or Argus/McCloskey, the NYMEX or the LME discontinue or materially change the method of determining the closing prices for any of the basket commodities, it may become difficult to determine the market value of the notes or the maturity payment amount. The calculation agent may designate a successor index or successor provider of closing prices selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the component index or comparable provider of closing prices, as applicable, exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Notes — Market Disruption Event” on page P-17 and “Specific Terms of the Notes — Adjustments to the Basket Components” on page P-19.

Each note is an unsecured debt obligation of Eksportfinans only and is not an obligation of S&P, the Baltic Exchange, the NYMEX or the LME. None of the money you pay for your notes will go to S&P, the Baltic Exchange, the NYMEX or the LME. Since none of S&P, the Baltic Exchange, the NYMEX or the LME is involved in the offer of the notes in any way, none of them have any obligation to consider your interest as an owner of notes in taking any actions that might affect the value of your notes, and they may take actions that will adversely affect the market value of the notes.

We have derived the information about S&P, the Baltic Exchange, the NYMEX, the LME and the basket components in this pricing supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the basket components or S&P, the Baltic Exchange, the NYMEX or the LME contained in this pricing supplement. You, as an investor in the notes, should make your own investigation into the basket components, S&P, the Baltic Exchange, the NYMEX and the LME.

Historical prices of the basket components should not be taken as indications of the future prices of the basket components during the term of the notes

The value of the basket components will be influenced by complex and interrelated political, economic, financial and other factors. As a result, it is impossible to predict whether the value of the basket components will appreciate or depreciate over the term of the notes.

The basket is not a recognized market index and may not accurately reflect global market performance

The basket is not a recognized market index. The basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The level of the basket and, therefore, the basket return, however, will not be published during the term of the notes. The basket does not reflect the performance of all major securities or commodities markets, and may not reflect actual global market performance.

Hedging transactions may affect the return on the notes

As described below under “Use of Proceeds and Hedging” on page P-42, we through one or more hedging counterparties may hedge our obligations under the notes by purchasing the basket components, futures or options on the basket components or other derivative instruments with returns linked or related to changes in the performance of the basket components, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the basket components, futures, options or other derivative instruments with returns linked to the basket components at any time. Although they are not expected to, any of these hedging activities may adversely affect the values of the basket components and the basket return. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the notes declines. The inclusion of commissions and projected profits from hedging in the initial public offering price is likely to adversely affect secondary market prices for the notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia Capital Markets, LLC is willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Wachovia Capital Markets, LLC, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the determination of the basket return and the maturity date if a market disruption event occurs on the valuation date

The determination of the basket return may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to one or more basket components. If a postponement occurs, then for each basket component with respect to which a market disruption event has occurred or is continuing, the calculation agent will use the closing price on the next succeeding trading day on which no market disruption event occurs or is continuing with respect to that basket component for the calculation of the basket return; provided that in no event will the valuation date with respect to any basket component be postponed by more than ten trading days. As a result, the maturity date for the notes would be postponed. You will not be entitled to compensation from us or the calculation agent for any loss suffered because of a market disruption event or any resulting delay in payment. See “Specific Terms of the Notes — Market Disruption Event” beginning on page P-17.

Potential conflicts of interest could arise

Wachovia Capital Markets, LLC and its affiliates may engage in trading activities related to the basket components that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in account under their management. These trading activities, if they influence the value of the basket components, could be adverse to the interests of the holders of the notes.

U.S. taxpayers will be required to pay taxes on the notes each year

The notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income over the term of the notes based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize on the sale or maturity of the notes will be ordinary interest income. Any loss you may recognize upon the sale of the notes will be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the notes, and thereafter will be capital loss. If you hold your notes until maturity and the maturity payment is less than the projected payment at maturity, the difference will first reduce interest that would otherwise accrue in respect of the notes in such taxable year, and any remainder will be ordinary loss to the extent of the interest you previously accrued as income in respect of the notes, and thereafter will be capital loss. If you are a secondary purchaser of the notes, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further discussion, see “Taxation in the United States” below and in the accompanying prospectus supplement and prospectus.

SPECIFIC TERMS OF THE NOTES

Issuer:	Eksportfinans ASA

Specified currency:	U.S. Dollars

Principal Amount per note:	$1,000.00

Aggregate Principal Amount:	$3,800,000.00

Agent:	Wachovia Capital Markets, LLC. The agent may make sales through its affiliates or selling agents.

Agent acting in the capacity as:	Principal

Trade Date:	April 25, 2008

Original Issue Date:	May 2, 2008

Maturity Date:	May 2, 2013. If the valuation date with respect to any basket component is postponed, then the maturity date of the notes will be postponed by an equal number of trading days.

Valuation Date:	April 18, 2013. However, if that day occurs on a day that is a disrupted day or that is not a trading day with respect to one or more basket components, then the valuation date for the affected basket component or basket components will be postponed until the next succeeding trading day that is not a disrupted day for those basket components; provided that in no event will the valuation date with respect to any basket component be postponed by more than ten trading days. The determination of the closing price for any basket component with respect to which the valuation date is a trading day and is not a disrupted date will not be postponed for the purpose of calculating the maturity payment amount. If the valuation date is postponed to the last possible day but that day is a disrupted day, that date will nevertheless be the valuation date.

A disrupted day means any trading day on which a market disruption event has occurred or is continuing with respect to any basket component.

Underlying Basket:	The return on the notes, in excess of the principal amount, is linked to the performance of an equally-weighted basket of commodities and commodity indices (the basket) consisting of the following six components: coal, copper and West Texas Intermediate light sweet crude oil (WTI Crude Oil) (each, a component commodity and together, the component commodities), and the Baltic Panamax Index (Baltic Panamax), the S&P GSCI Agriculture Excess Return Index (GSCI Agriculture) and the S&P GSCI Livestock Excess Return Index (GSCI Livestock) (each, a component index, together, the component indices, and together with the component commodities, the basket components).

Payment at Maturity:	At maturity, for each note you own, you will receive a cash payment equal to the sum of $1,000.00 (the principal amount) and the basket performance amount, if any.

Basket Performance Amount:	The basket performance amount per note will be determined by the calculation agent and will equal the greater of:

(i) $0.00; and

(ii) $1,000.00 x ( final basket level − initial basket level ) x participation rate initial basket level

Basket Return:	The basket return per note will be determined by the calculation agent and will equal:

$1,000.00 x ( final basket level − initial basket level )
                                                             initial basket level

Initial Basket Level:	1,000.00

Final Basket Level:	The sum of the products of (i) the component multiplier of each basket component and (ii) the closing price of the basket component on the valuation date.

Participation Rate:	102.50%

Component Multiplier:	For each basket component, the quotient of (i) the basket weight of each basket component multiplied by the initial basket level, divided by (ii) the closing price of each basket component on the trade date.

The component multiplier, basket weight and closing price on the trade date for each of the basket components are set forth in the table below:

	Component	Closing Price on	Basket
Commodity	Multiplier	the Trade Date	Weight

Coal	1.1397	$146.24	1/6
Copper	0.0194	$8,600.00	1/6
WTI Crude Oil	1.4062	$118.52	1/6
Baltic Panamax Index	0.0179	$9,287.00	1/6
S&P GSCI Agriculture Excess Return Index	1.9738	$84.44	1/6
S&P GSCI Livestock Excess Return Index	0.5581	$298.65	1/6
Total			100.00%

Closing Price:	For each basket component on any given date, the closing price will be determined by the calculation agent and will equal the official closing price or cash settlement price for that basket component on the relevant exchange or market, as follows:

     • In the case of coal, the official closing price will be that day’s specified price per ton of steam coal, 6,000 kcal/kg, up to 1.00% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the TFS APITM Indices: Weekly Average Coal Price Indices: TFS API 2 (cif ARA)” in the issue of Argus/McClosky’s Coal Price Index Report that reports prices effective on that Pricing Date;

• In the case of copper, the official U.S. dollar settlement price per ton of copper-Grade A on the London Metals Exchange (the LME) for cash delivery;

• In the case of WTI Crude Oil, The U.S. dollar settlement price per barrel of West Texas Intermediate light sweet crude oil on the New York Mercantile Exchange (the NYMEX) of the first nearby futures contract;

• In the case of component index Baltic Panamax, the official settlement price is published by the index publisher or its successor on such index business day;

• In the case of S&P GSCI Agriculture, the closing index price as reported by S&P, or its successor; and

• In the case of S&P GSCI Livestock, the closing index price as reported by S&P, or its successor.

Market Disruption Event:	Component commodities

A market disruption event with respect to a component commodity, as determined by the calculation agent in its sole discretion, means the occurrence or existence of any of the following events:

     • the failure of the relevant exchange, market or price source to announce or publish the closing price for a component commodity or the temporary or permanent discontinuance or unavailability of the relevant exchange, market or price source;

     • the failure of trading to commence, or the permanent discontinuation of trading, in the relevant futures and forward contracts on the relevant exchange or market or the disappearance of, or of trading in, the relevant component commodity;

• a material change in the formula for or the method of calculating the closing price for a component commodity;

• a material change in the content, composition or constitution of a component commodity or relevant futures and forward contracts; or

     • a suspension, absence or material limitation imposed on trading in the futures and forwards contracts or the relevant component commodity on its respective exchange or in any additional futures contract, options contract or component commodity on any exchange or principal trading market as specified in the relevant agreement or confirmation;

or any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of our hedge counterparties or any of their affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our hedge counterparties or their affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” beginning on page P-42.

For this purpose, an “absence of trading” in the primary exchange on which options or futures and forward contracts related to any component commodities are traded will not include any time when that exchange itself is closed for trading under ordinary circumstances.

The following events will not constitute market disruption events with respect to the component commodities:

• A decision to permanently discontinue trading (without implementation of such decision) in the option or futures contract relating to any component commodity on the NYMEX or the LME.

• A limitation on the hours or numbers of days of trading that results from an announced change in the regular business hours of the relevant exchange will not be a market disruption event.

With respect to the component commodities, an exchange means the primary organized exchange or quotation system for trading any component commodity and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in any component commodity has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the component commodity on the substitute exchange or quotation system as on the original exchange).

Component indices

A market disruption event with respect to the component indices, as determined by the calculation agent in its sole discretion, means a relevant exchange or any related exchange fails to open for trading during its regular trading session or the occurrence or existence of any of the following events:

• a trading disruption, if the calculation agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

• an exchange disruption, if the calculation agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

• an early closure.

The following events will not be market disruption events with respect to the component indices:

• a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

• a decision to permanently discontinue trading (without implementation of such decision) in the option or futures contracts relating to the component indices.

A trading disruption means any suspension of or limitation imposed on trading by the relevant exchange or related exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise, (i) relating to the component indices or (ii) in options contracts or futures contracts relating to the component indices on any relevant related exchange.

An exchange disruption means any event (other than a scheduled early closure) that disrupts or impairs (as determined by the calculation agent in its sole discretion) the ability of market participants in general to effect transactions in options contracts or futures contracts relating to the component indices on any relevant related exchange.

With respect to the component indices, an exchange means the primary organized exchange or quotation system for trading derivative instruments related to any of the component indices and any successor to any exchange or quotation system or any substitute exchange or quotation system to which trading in the commodity and related derivative instruments underlying the component indices has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the commodities underlying the component indices on such substitute exchange or quotation system as on the original exchange).

A related exchange means each exchange or quotation system on which futures or options contracts relating to the component indices are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which any such trading has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the component indices on such temporary substitute exchange or quotation system as on the original related exchange).

If a market disruption event occurs with respect to one or more basket components, the valuation date for the affected basket component or basket components will be postponed to the next succeeding trading day that is not a disrupted day for those basket components; provided that in no event will the valuation date with respect to any basket component be postponed by more than ten trading days. The determination of the closing price for any basket component with respect to which the valuation date is a trading day and is not a disrupted date will not be postponed for the purpose of calculating the maturity payment amount. If the valuation date is postponed to the last possible day but that day is a disrupted day, that date will nevertheless be the valuation date. If the valuation date with respect to any basket component is postponed, then the maturity date of the notes will be postponed by an equal number of business days.

Adjustments to the basket components:	Component commodities

The composition of the basket and/or the method of determining the closing price for each component commodity may be adjusted from time to time by the calculation agent, in its sole discretion, as follows:

     • In the event that an official closing price is not available for a component commodity for whatever reason, including any discontinuance of trading in the relevant contract by the NYMEX or the LME, then the calculation agent may, in its sole discretion, take such action, including adjustments to the basket or to the method of determining such closing price as it deems appropriate. By way of example, and without limitation, if a contract which serves as the basis for determining the closing price of a particular component commodity is discontinued by the exchange or market on which it traded, the calculation agent may, in its sole discretion, determine such closing price for that component commodity by reference to another contract for the component commodity traded on another exchange or market or to its bid for the component commodity for delivery on the valuation date.

     • In the event that the terms of any contract used for determining the closing price of any component commodity are changed in a material respect by the commodity exchange upon which the contracts trade, the calculation agent may take such action, including adjustments to the basket or to the method of determining the closing price of that component commodity, as it deems appropriate. Although we are not aware of any planned modification of the terms of any contract, no assurance can be given that such modifications will not occur prior to the stated maturity date.

No adjustments will be made unless the calculation agent determines, in its sole discretion, that such adjustment is appropriate to maintain the validity of the closing price as an economic benchmark for the affected component commodity. Such adjustments, if any, may be made by the calculation agent at any time, or from time to time, on or prior to the maturity date.

Component indices

If either S&P or the Baltic Exchange discontinues publication of a component index and either S&P or the Baltic Exchange or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued component index (a successor index), then, upon the calculation agent’s notification of any determination to the trustee, the paying agent and Eksportfinans, the calculation agent will substitute the successor index as calculated by either S&P or the Baltic Exchange or any other entity for the discontinued component index and calculate the final basket level as described above under “— Final Basket Level”. Upon any selection by the calculation agent of a successor index, we will cause notice to be given to holders of the notes.

If either S&P or the Baltic Exchange discontinues publication of a component index and:

• the calculation agent does not select a successor index, or

     • the successor index is no longer published on any of the relevant trading days, the calculation agent will compute a substitute level for the component index in accordance with the procedures last used to calculate the level of the component index before any discontinuation but using only the commodity that composed the component index prior to such discontinuation. If a successor index is selected or the calculation agent calculates a level as a substitute for the component index as described below, the successor index or level will be used as a substitute for the component index for all purposes going forward, including for purposes of determining whether a market disruption event exists, even if either S&P or the Baltic Exchange elects to begin republishing the component index, unless the calculation agent in its sole discretion decides to use the republished component index.

If either S&P or the Baltic Exchange discontinues publication of a component index before the valuation date and the calculation agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:

• the determination of the final basket level, or

     • a determination by the calculation agent that a successor index is available, the calculation agent will determine the level that would be used in computing the maturity payment amount as described in the preceding paragraph as if that day were a trading day. The calculation agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these levels to be made available by telephone.

Notwithstanding these alternative arrangements, discontinuation of the publication of a component index would be expected to adversely affect the value of, liquidity of and trading in the notes.

If, at any time, the method of calculating the level of a component index or the level of a successor index, changes in any material respect, or if a component index or a successor index is in any other way modified so that a component index or a successor index does not, in the opinion of the calculation agent, fairly represent the level of the component index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York City, New York, on each date that the closing level of the component index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a level of an index comparable to the component index or a such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the component index or that successor index, as so adjusted. Accordingly, if the method of calculating the component index or a successor index is modified and has a dilutive or concentrative effect on the level of that index, e.g., due to a split, then the calculation agent will adjust such index in order to arrive at a level of that index as if it had not been modified, e.g., as if a split had not occurred.

Neither the calculation agent nor Eksportfinans will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the component indices or any successor index or as to modifications, adjustments or calculations by either S&P or the Baltic Exchange or any successor index sponsor in order to arrive at the levels of the component indices or any successor indices.

Calculation Agent:	Wachovia Bank, N.A.

Business Day:	For purposes of this issuance, a business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

Trading Day:	For purposes of this issuance, a trading day means a day on which each exchange is scheduled to open for its respective regular trading sessions.

Tax Redemption:	No

Additional Amounts Payable:	No

Authorized Denominations:	$1,000.00 and integral multiples of $1,000.00 in excess thereof

Form of Notes:	Book-entry

Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network.

Events of Default and Acceleration:	If the maturity of the notes is accelerated upon an event of default under the indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be determined by the calculation agent. Such amount will be the redemption amount calculated as if the date of declaration of acceleration were the valuation date.

The notes are not renewable notes, index linked notes or amortizing notes, each as described in the prospectus supplement. The notes are zero coupon notes and, as such, do not pay interest. In addition, there is no optional redemption or extension of maturity in connection with the notes.

Capitalized terms used in this pricing supplement without definition have the meanings given to them in the accompanying prospectus supplement and prospectus.

ADDITIONAL INFORMATION

Calculation agent

We have initially appointed Wachovia Bank, N.A. as calculation agent. Unless there is manifest error, these determinations by the calculation agent shall be final and binding on us and the holders of the notes.

THE BASKET

The basket is an equally-weighted basket of the following six commodities and commodity indices: coal, copper, WTI Crude Oil, the Baltic Panamax Index, the S&P GSCI Agriculture Excess Return Index and the S&P GSCI Livestock Excess Return Index. We have obtained all information on the basket components and the basket component values from public sources, without independent verification.

The Baltic Panamax Index

The Baltic Panamax Index (BPI) is a measure of the cost to ship dry-bulk cargo on Panamax vessels and is calculated from the weighted, average rates on major routes, both voyage and timecharter, as assessed by a panel of brokers. Ships classified as Panamax are of the maximum dimensions that will fit through the locks of the Panama Canal.

The Baltic Panamax Index is one of the four sub-indices of the Baltic Dry Index (BDI). The Baltic Dry Index was developed by the Baltic Exchange and is calculated, maintained and published by the Baltic Exchange and is a leading indicator of the global dry cargo freight market, designed to measure changes in the cost of transporting dry bulk material such as grain, coal, iron ore and industrial metals by sea. The BDI is an equally-weighted composite index of four sub-indices devoted to different sizes of dry bulk carriers (Baltic Capesize Index, Baltic Panamax Index, Baltic Supramax Index and Baltic Handysize Index), which together cover approximately 30 shipping routes measured on a timecharter ($/day) or voyage ($/tonne) basis. The BDI was first published on November 1, 1999 as the successor to the Baltic Freight Index which commenced publication on January 4, 1985. You can obtain the level of the Baltic Dry Index on the Bloomberg website at http://quote.bloomberg.com/apps/quote?ticker=bdiy&exch=IND&-x=15&y=11. The Bloomberg website is being provided for reference purposes only. The level of the BDI will be determined for purposes of this pricing supplement based on the prices published by the Baltic Exchange, the publisher of the BDI.

The Baltic Exchange is a global marketplace of shipbrokers, ship owners and charterers, based in London, England. The Baltic Exchange provides freight indices and route assessments and also operates as a maker of markets in freight derivatives, specifically a type of forward contract known as forward freight agreements (FFAs) that are traded over the counter. The Freight Indices and Futures Committee (FIFC) at the Baltic Exchange is responsible for production of the BDI and other freight indices published by the Baltic Exchange, utilizing the professional assessments made by a panel of reporting shipbrokers on the prevailing open market levels. In compiling any of the sub-indices, the FIFC selects the component routes and determines their weightings with a goal of producing a weighted basket of routes which is as representative as possible of the world’s principal bulk cargo trades for that sub-index. The daily level of the sub-index is based on the average assessment made by all reporting panellists of the current market rate with respect to each route included in the sub-index and the applicable weighting for such route. The publication of the BDI and other freight indices of the Baltic Exchange is governed by the following rules.

Publication.  The component sub-indices of the BDI and the BDI will normally be published by the Baltic Exchange at approximately 1 p.m. London time on each business day. The Baltic Exchange may delay or cancel publication of the indices and routes if considered necessary or desirable. The Baltic Exchange provides route and index data only if it is fully satisfied that sufficient assessments from an adequate quorum of its reporting panelists have been received. If there are not sufficient panelists able or willing to report their assessments on any route or index then the Baltic Exchange has the right not to report on that day or any subsequent days until an adequate quorum has been assembled.

The Panel.  The Baltic Exchange appoints a panel of shipbroker companies from its members. The Baltic Exchange may change the number of panelists and the composition of the panel at any time but aims to have panels consisting of at least seven panelists per index. As of July 2007, the number of panelists on each of the four sub-indices of the BDI ranges from 12 to 22.

The Routes.  The Baltic Exchange has the right to decide which routes are to be included and may alter the composition of the routes from time to time. Since September 2002, all panelists’ returns have been included in establishing the average assessment on dry routes. Prior to that date, both the highest and lowest returns were excluded.

Weightings.  The Baltic Exchange from time to time decides the weighting applied to any route for the purpose of ascertaining its contribution to an index.

Weighting Factors.  For the purpose of calculating the indices, the average rate for each route will be multiplied by the weighting factor for that route. The weighting factor for each route is ascertained by the Baltic Exchange and may be adjusted by the Baltic Exchange to take account of alterations to routes or route weightings.

Alterations to the Indices.  No more than one route will be removed from an index at any one time. If a route is removed, one or more routes may be substituted for it.

The weighting of an existing route will not be altered by more than an amount equal to 25% of its existing weighting or 2.5% of the index at the date of the decision to make the alteration, whichever is the larger. No such limitation will apply to routes that are removed from or added to an index.

Any one alteration to an index will not result in an adjustment of more than 5% in the regional or commodity composition of a given index. The meaning of “region” and “commodity” for this purpose will be in the absolute discretion of the Baltic Exchange.

When an alteration is made, a revised set of weighting factors will be applied to the routes, so that the new index will have the same level as the old index at the date of the alteration. The dry cargo freight market is sensitive to a variety of external variables, the most important of which include the following:

•	Fleet supply: The number and types of ships available have a significant impact on the dry freight market. The recent short supply of bulk ships, even as compared to oil tankers or container ships, has driven up the dry bulk cargo rates.

•	Commodity demand: The level of industrial production significantly affects the dry freight market. The pace of industrial development in China, India and other developing countries has compelled those countries to look farther for resources.

•	Seasonal pressures: The weather has a meaningful impact on the dry cargo freight market, from the size of agricultural harvests to river levels or presence of ice in ports that can cause delays.

•	Fuel prices: With bunker fuel accounting for between one quarter and one third of the cost of operating a vessel, oil price movements significantly affect the dry cargo freight market.

The notes are not sponsored, endorsed, sold or promoted by The Baltic Exchange. The Baltic Exchange makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in the notes. The Baltic Exchange will not accept any liability for any loss incurred in any way whatsoever by any person who seeks to rely on the information contained herein.

Historical closing levels of the Baltic Panamax Index

The following table sets forth the published high and low closing levels of the Baltic Panamax Index as well as closing levels of the Baltic Panamax Index at the end of each quarter from January 1, 2004 through March 31, 2008 and the period from April 1, 2008 through April 25, 2008. On April 25, 2008, the closing level of the Baltic Panamax Index was 9,287.00. This historical data on the Baltic Panamax Index is not indicative of the future levels of the Baltic Panamax Index or what the market value of the notes may be. Any historical upward or downward trend in the level of the Baltic Panamax Index during any period set forth below is not any indication that the level of the Baltic Panamax Index is more or less likely to increase or decrease at any time during the term of the notes.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$5,586.00	$4,437.00	$4,989.00
04/01/2004	06/30/2004	4,966.00	2,329.00	2,738.00
07/01/2004	09/30/2004	4,126.00	2,876.00	4,014.00
10/01/2004	12/31/2004	6,110.00	4,018.00	4,438.00
01/01/2005	03/31/2005	4,956.00	4,019.00	4,625.00
04/01/2005	06/30/2005	4,548.00	2,406.00	2,406.00
07/01/2005	09/30/2005	2,963.00	1,488.00	2,606.00
10/01/2005	12/31/2005	2,874.00	2,260.00	2,321.00
01/01/2006	03/31/2006	2,543.00	1,841.00	2,327.00
04/01/2006	06/30/2006	3,038.00	2,157.00	3,038.00
07/01/2006	09/30/2006	4,247.00	2,762.00	3,881.00
10/01/2006	12/31/2006	4,394.00	3,594.00	4,258.00
01/01/2007	03/31/2007	5,080.00	3,923.00	5,003.00
04/01/2007	06/30/2007	6,426.00	5,016.00	6,426.00
07/01/2007	09/30/2007	9,488.00	6,477.00	9,410.00
10/01/2007	12/31/2007	11,713.00	8,277.00	8,277.00
01/01/2008	03/31/2008	8,630.00	5,517.00	7,867.00
04/01/2008	04/25/2008	9,287.00	7,546.00	9,287.00

The S&P GSCI Indices

The following is a description of both the S&P GSCI Agriculture Excess Return Index and the S&P GSCI Livestock Excess Return Index. We have obtained all information regarding the S&P GSCI Agriculture Excess Return Index and the S&P GSCI Livestock Excess Return Index contained in this pricing supplement, including their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P. Standard & Poor’s has no obligation to continue to publish, and may discontinue publication of, the S&P GSCI Agriculture Excess Return Index and the S&P GSCI Livestock Excess Return Index at any time. We make no representation or warranty as to the accuracy or completeness of such information. You, as an investor in the notes, should make your own investigations into the S&P GSCI Agriculture Excess Return Index and the S&P GSCI Livestock Excess Return Index and S&P.

The GSCI Agriculture and the GSCI Livestock are two Component Commodities. Each of the Indices is a constituent of the larger S&P Goldman Sachs Commodity Index (“GSCI”). The GSCI and the Indices are published by Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”) and are determined, composed and calculated by S&P without regard to the notes.

The Indices reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts relating to the various components of the GSCI. Since the GSCI is the parent index of the Indices, the methodology for compiling the GSCI relates as well to the methodology of compiling the Indices.

The GSCI is a proprietary index that Goldman, Sachs & Co. (“Goldman, Sachs”) developed. Effective February 8, 2007, The Goldman Sachs Group, Inc. (“GS Group”) completed a transaction with S&P by which GS Group sold to S&P all of the rights of Goldman, Sachs in the GSCI and all related indices, as well as certain intellectual property related to the GSCI. According to publicly available information, as of that date, Goldman, Sachs no longer owned the Indices and is no longer responsible for the calculation, publication or administration of the Indices, or for any changes to the methodology. As a result, all decisions with respect to the Indices will be made, and the related actions will be taken, solely by S&P. Goldman, Sachs will have no control over any matters related to the Indices.

The S&P GSCI Agriculture Index Excess Return was formerly known as the GSCI Agriculture Index Excess Return. The S&P GSCI Livestock Index Excess Return was formerly known as the GSCI Livestock Index Excess Return.

The S&P GSCI Agriculture Excess Return Index

The S&P GSCI Agriculture Excess Return Index reflects the excess returns that are potentially available through an unleveraged investment in the agricultural commodities futures contracts of the S&P GSCI. The GSCI Agriculture Index is a sub-index of the S&P GSCI Excess Return Index, and that index is a sub-index of the S&P GSCI. The GSCI Agriculture Index is comprised solely of those agricultural commodities futures contracts included in the S&P GSCI Excess Return Index. For a description of how contracts are selected for the S&P GSCI and a discussion of the S&P GSCI in general, see below under “— The S&P GSCI Excess Return Index and the S&P GSCI”.

Value of the GSCI Agriculture Excess Return Index

The value of the GSCI Agriculture Index on any given day is calculated in the same manner as the S&P GSCI Excess Return Index (described below) except that (i) the daily contract reference prices, the contract production weight (CPW) and roll weights used in performing such calculations are limited to those of the S&P GSCI agricultural commodities included in the GSCI Agriculture Index; and (ii) the GSCI Agriculture Index has a separate normalizing constant.

The commodities included in the GSCI Agriculture Index and their weightings on April 28, 2008 are:

Commodity	Weighting

Corn	29.15%
Chicago Wheat	28.09%
Kansas Wheat	6.68%
Soybeans	16.56%
Sugar #11	7.35%
Cocoa	1.85%
Coffee “C”	4.22%
Cotton #2	6.10%
Total:	100.00%

The S&P GSCI Livestock Excess Return Index

The S&P GSCI Livestock Excess Return Index reflects the excess returns that are potentially available through an unleveraged investment in the livestock commodities futures contracts of the S&P GSCI. The S&P GSCI Livestock Excess Return Index is a sub-index of the S&P GSCI Excess Return Index, and that index is a sub-index of the S&P GSCI. The S&P GSCI Livestock Excess Return Index is comprised solely of those livestock commodities futures contracts included in the S&P GSCI Excess Return Index. For a description of how contracts are selected for the S&P GSCI and a discussion of the S&P GSCI in general, see below under “— The S&P GSCI Excess Return Index and the S&P GSCI”.

Value of the GSCI Livestock Excess Return Index

The value of the GSCI Livestock Excess Return Index on any given day is calculated in the same manner as the S&P GSCI Excess Return Index (described below) except that (i) the daily contract reference prices, the contract production weight (CPW) and roll weights used in performing such calculations are limited to those of the S&P GSCI Livestock commodities included in the GSCI Livestock Index; and (ii) the GSCI Livestock Index has a separate normalizing constant.

The commodities included in the GSCI Livestock Index and their weightings on April 28, 2008 are:

Commodity	Weighting

Lean Hogs	33.58%
Live Cattle	55.37%
Feeder Cattle	11.05%
Total:	100.00%

The Components of the S&P GSCI Indices

The components of the S&P GSCI Indices and their relative weightings, among other matters, may change during the term of the notes. The roll weight of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GSCI Agriculture and the GSCI Livestock indices are designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSCI Agriculture and the GSCI Livestock indices also takes place over a period of days at the beginning of each month (referred to as the roll period). On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in either the GSCI Agriculture Index or GSCI Livestock Index is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

The simplest way to think of the process is as rolling from one basket of nearby futures (the first nearby basket) to a basket of futures contracts that are further from expiration (the second nearby basket). The GSCI Agriculture Index or the GSCI Livestock Index is calculated as though these rolls occur at the end of each day during the roll period at the daily settlement prices. The portfolio is shifted from the first to the second nearby baskets at a rate of 20% per day for the five days of the roll period. Until just before the end of the first day of the roll period, the entire S&P GSCI portfolio consists of the first nearby basket of commodity futures. At the end of the first day of the roll period, the portfolio is adjusted so that 20% of the contracts held are in the second nearby basket (i.e., a basket of future contracts that are further from maturity), with 80% remaining in the first nearby basket.

The roll process continues on the second, third and fourth days of the roll period, with relative weights of first to second nearby baskets of 60%/40%, 40%/60%, and 20%/80%. At the end of the fifth day of the roll period, the last of the old first nearby basket is exchanged, completing the roll and leaving the entire portfolio in what we have been calling the second nearby basket. At this time, this former second nearby basket becomes the new first nearby basket, and a new second nearby basket is formed (with futures maturities further in the future) for use in the next month’s roll.

The last key point to be made about the roll process is to specify exactly what the 80%/20% or other relative splits between nearby baskets mean. The roll percentages refer to contracts or quantities, not value. Taking the first day of the roll as an example, just before the roll takes place at the end of the day, the S&P GSCI consists of the first nearby basket. That portfolio, constructed the night before and held throughout the first day of the roll period, has a dollar value. For the roll, that dollar value is distributed across the first and second nearby baskets such that the number of contracts or the quantity of the first nearby basket is 80% of the total and the quantity held of the second nearby basket is 20% of the total.

The dollar value held of each nearby basket can then be calculated from those quantity weights by multiplying them by the prices of the futures contracts contained in each basket. As the baskets contain futures with different maturities for some of the commodities, the prices are generally close but not exactly the same. Hence, the percentage of the portfolio value (i.e., dollar weight) held in each basket is generally close to, but not exactly equal to, the 80%/20% or other relative splits specified for the quantities. The world-production weighting of the S&P GSCI is accomplished by keeping the quantity weights of the individual commodities within each basket proportional to world production weights, which are averages of historical production levels and are generally updated every year.

The S&P GSCI Excess Return Index and the S&P GSCI

The S&P GSCI Excess Return Index, originally established in May 1991 by The Goldman Sachs Group, Inc. and subsequently purchased by Standard & Poor’s in early 2007, reflects the excess returns that are potentially available through an unleveraged investment in the contracts composing the S&P GSCI. The S&P GSCI is a proprietary index that S&P calculates. The value of the S&P GSCI, on any given day, reflects

•	the price levels of the contracts included in the S&P GSCI (which represents the value of the S&P GSCI); and

•	the “contract daily return,” which is the percentage change in the total dollar weight of the S&P GSCI from the previous day to the current day.

Each of these components is described below.

The S&P GSCI is an index on a production weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI was established in 1991 and has been normalized so that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI as of the date of this Pricing Supplement. The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below. Standard & Poor’s makes the official calculations of the S&P GSCI. At present, this calculation is performed continuously and is reported on Reuters page GSCI (or any successor or replacement page) and is updated on Reuters at least once every three minutes during business hours on each day on which the offices of Standard & Poor’s in New York City are open for business, which we refer to as a S&P GSCI Business Day for the purposes of this description. The settlement price for the S&P GSCI Excess Return Index is also reported on Reuters page GSCI (or any successor or replacement page) at the end of each S&P GSCI Business Day.

Standard & Poor’s, and certain of its affiliates, will trade the contracts composing the S&P GSCI or any of its sub-indexes, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. There may be conflicts of interest between you and Standard & Poor’s. See “Risk Factors — Potential conflicts of interest could arise” on page P-14.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, S&P has undertaken a review of both the procedures for determining the contracts to be included in the S&P GSCI and the procedures for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, S&P, in consultation with the Policy Committee described below, is examining the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI and how the composition of the S&P GSCI should respond to rapid shifts in liquidity between such instruments and contracts currently included in the S&P GSCI. Any changes made to the S&P GSCI composition or methodology as a result of this examination will be announced by S&P and provided in a written statement to any investor upon request to the calculation agent.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•	In addition, the contract must:

•	have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

•	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

The commodity must be the subject of a contract that:

•	is denominated in U.S. dollars;

•	is traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

•	makes price quotations generally available to its members or participants (and, if S&P is not such a member or participant, to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, S&P, in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if S&P is not such a member or participant, to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

A contract that is:

•	not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

•	already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•	not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

•	already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

•	already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

•	not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1.00%.

In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

•	such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level.

•	If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

The contracts currently included in the S&P GSCI are all futures contracts traded on the NYMEX, the LME, the IntercontinentalExchange (ICE) Futures U.S. (ICE-US), ICE Futures Europe (ICE-UK), (IPE), the Chicago Mercantile Exchange (CME), the Chicago Board of Trade (CBT), the Kansas City Board of Trade (KBT) and the Commodities Exchange Inc. (CMX).

The futures contracts currently included in the S&P GSCI, their percentage dollar weights (PDW), their market symbols, the exchanges on which they are traded and their contract production weights for 2008 are:

Commodity	Current PDW*	Market Symbol	Exchange	2008 CPW

Copper	3.04%	IC	LME	15.46
Aluminum	2.36%	IA	LME	34.92
Zinc	0.50%	IZ	LME	9.67
Nickel	0.79%	IN	LME	1.20
Lead	0.42%	IL	LME	6.75
Oil (WTI Crude Oil)	39.72%	WTI	NYMEX	14,822.00
Natural Gas	7.38%	NG	NYMEX	28,870.60
Oil (RBOB Gasoline)	4.50%	RB	NYMEX	66,013.97
Oil (No. 2 Heating Oil, NY)	5.13%	HO	NYMEX	69,165.06
Oil (Brent Crude Oil)	14.10%	BRT	ICE-UK	5,373.65
Oil (Gasoil)	5.20%	GO	ICE-UK	216.25
Gold	1.65%	GC	CMX	81.53
Silver	0.23%	SI	CMX	605.72
Corn	3.47%	C	CBT	25,047.14
Wheat (Chicago Wheat)	3.34%	W	CBT	17,608.84
Wheat (Kansas Wheat)	0.79%	KW	KBT	4,038.44
Soybeans	1.97%	S	CBT	6,727.53
Sugar #11	0.87%	SB	ICE-US	321,233.70
Cocoa	0.22%	CC	ICE-US	3.48
Coffee “C”	0.50%	KC	ICE-US	16,531.10
Cotton #2	0.73%	CT	ICE-US	44,904.52
Lean Hogs	1.04%	LH	CME	60,793.40
Live Cattle	1.71%	LC	CME	80,690.59
Feeder Cattle	0.34%	FC	CME	13,826.24

*	Percentage dollar weights as of April 28, 2008.

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P, in consultation with the Policy Committee, may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI, in consultation with the Policy Committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI which no longer satisfy such criteria, if any, will be deleted.

Standard & Poor’s, in consultation with the Policy Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. Standard & Poor’s has the discretion to make any such modifications, in consultation with the Policy Committee. Upon request, S&P will disclose to any investor any such modifications that are made. Requests should be directed to the calculation agent at the following address: 55 Water Street, New York, NY 10041.

Contract expirations

Because the S&P GSCI comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, in consultation with the Policy Committee, provided that each such contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI

The value of the S&P GSCI on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time. The total dollar weight of the S&P GSCI is the sum of the dollar weights of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price,

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights”.

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.

Contract daily return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight”, divided by the total dollar weight of the S&P GSCI on the preceding day, minus one.

The world-production weighting of the S&P GSCI is accomplished by keeping the quantity weights of the individual commodities within each basket proportional to world production weights, which are averages of historical production levels and are generally updated every year.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•	the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Valuation of the S&P GSCI Excess Return Index

The value of the S&P GSCI Excess Return Index on any S&P GSCI business day is equal to the product of (i) the value of the S&P GSCI on the immediately preceding S&P GSCI business day, multiplied by (ii) one plus the contract daily return on the S&P GSCI business day on which the calculation is made. The value of the S&P GSCI has been normalized so that its hypothetical level on January 2, 1970 was 100.

As discussed above under “— Value of the GSCI Agriculture Excess Return Index” and “— Value of the GSCI Livestock Excess Return Index”, the GSCI Agriculture Index and the GSCI Livestock Index are a sub-indices of the S&P GSCI Excess Return Index and are constructed and valued in the same way as the S&P GSCI Excess Return Index, except that they are specifically limited to the futures relating to either the agricultural commodities in the S&P GSCI or the livestock commodities in the S&P GSCI, respectively. The performance of the S&P GSCI Excess Return Index as a whole will not affect the return of your notes.

Historical closing levels of the GSCI Agriculture Excess Return Index

Since its inception, the GSCI Agriculture Index has experienced significant fluctuations. Any historical upward or downward trend in the closing level of the GSCI Agriculture Index during any period shown below is not an indication that the closing level of the GSCI Agriculture Index is more or less likely to increase or decrease at any time during the term of the notes. The historical levels of the GSCI Agriculture Index do not give an indication of future performance of the GSCI Agriculture Index. We cannot make any assurance that the future performance of the GSCI Agriculture Index will result in holders of the notes receiving a positive total return on their investment.

We obtained the closing levels of the GSCI Agriculture Index listed below from Bloomberg Financial Markets without independent verification. Bloomberg Financial Markets only provides closing levels for the GSCI Agriculture Index as a value rounded to the second decimal place rather than reporting the full four decimal number. The actual level of the GSCI Agriculture Index at or near maturity of the notes may bear little relation to the historical levels shown below.

The following table sets forth the published high and low closing levels of the GSCI Agriculture Index as well as closing levels of the GSCI Agriculture Index at the end of each quarter from January 1, 2004 through March 31, 2008 and the period from April 1, 2008 through April 25, 2008. On April 25, 2008, the closing level of the GSCI Agriculture Index was 84.4376. This historical data on the GSCI Agriculture Index is not indicative of the future levels of the GSCI Agriculture Index or what the market value of the notes may be. Any historical upward or downward trend in the level of the GSCI Agriculture Index during any period set forth below is not any indication that the level of the GSCI Agriculture Index is more or less likely to increase or decrease at any time during the term of the notes.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$91.8950	$81.0590	$88.7140
04/01/2004	06/30/2004	90.9240	74.2240	74.2240
07/01/2004	09/30/2004	73.8440	63.3190	63.3190
10/01/2004	12/31/2004	64.0770	60.8960	62.7440
01/01/2005	03/31/2005	71.2750	60.0600	66.0430
04/01/2005	06/30/2005	67.0480	61.2600	63.4540
07/01/2005	09/30/2005	67.2710	58.4930	60.5080
10/01/2005	12/31/2005	62.5630	56.8620	62.2020
01/01/2006	03/31/2006	67.5120	61.4380	64.0330
04/01/2006	06/30/2006	67.0170	60.2670	62.6110
07/01/2006	09/30/2006	64.6680	55.3990	58.0600
10/01/2006	12/31/2006	68.4390	57.1310	67.2020
01/01/2007	03/31/2007	68.7600	61.4070	61.4070
04/01/2007	06/30/2007	69.0120	59.1940	64.7070
07/01/2007	09/30/2007	80.4360	63.6040	79.7960
10/01/2007	12/31/2007	84.5540	72.7395	82.4163
01/01/2008	03/31/2008	104.5839	83.6899	86.8744
04/01/2008	04/25/2008	91.1994	84.4376	84.4376

Historical closing levels of the GSCI Livestock Excess Return Index

Since its inception, the GSCI Livestock Index has experienced significant fluctuations. Any historical upward or downward trend in the closing level of the GSCI Livestock Index during any period shown below is not an indication that the closing level of the GSCI Livestock Index is more or less likely to increase or decrease at any time during the term of the notes. The historical levels of the GSCI Livestock Index do not give an indication of future performance of the GSCI Livestock Index. We cannot make any assurance that the future performance of the GSCI Livestock Index will result in holders of the notes receiving a positive total return on their investment.

We obtained the closing levels of the GSCI Livestock Index listed below from Bloomberg Financial Markets without independent verification. Bloomberg Financial Markets only provides closing levels for the GSCI Livestock Index as a value rounded to the second decimal place rather than reporting the full four decimal number. The actual level of the GSCI Livestock Index at or near maturity of the notes may bear little relation to the historical levels shown below.

The following table sets forth the published high and low closing levels of the GSCI Livestock Index as well as closing levels of the GSCI Livestock Index at the end of each quarter from January 1, 2004 through March 31, 2008 and the period from April 1, 2008 through April 25, 2008. On April 25, 2008, the closing level of the GSCI Livestock Index was 298.6530. This historical data on the GSCI Livestock Index is not indicative of the future levels of the GSCI Livestock Index or what the market value of the notes may be. Any historical upward or downward trend in the level of the GSCI Livestock Index during any period set forth below is not any indication that the level of the GSCI Livestock Index is more or less likely to increase or decrease at any time during the term of the notes.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$384.8869	$338.8329	$384.8869
04/01/2004	06/30/2004	432.9699	378.2418	417.9600
07/01/2004	09/30/2004	431.3451	395.3589	413.9415
10/01/2004	12/31/2004	427.3756	402.9227	417.4611
01/01/2005	03/31/2005	432.0278	407.9721	420.0823
04/01/2005	06/30/2005	424.0298	378.4704	378.8539
07/01/2005	09/30/2005	411.2375	372.5324	411.1529
10/01/2005	12/31/2005	426.0482	402.4807	418.3243
01/01/2006	03/31/2006	417.1377	344.2885	344.2885
04/01/2006	06/30/2006	388.8701	337.9082	384.0049
07/01/2006	09/30/2006	407.7658	368.6101	383.2831
10/01/2006	12/31/2006	389.1571	362.1475	371.8290
01/01/2007	03/31/2007	395.9498	365.1059	383.4679
04/01/2007	06/30/2007	389.4003	363.7259	367.9689
07/01/2007	09/30/2007	397.9656	361.6389	361.6389
10/01/2007	12/31/2007	354.0028	323.2879	324.7211
01/01/2008	03/31/2008	323.5565	275.9018	275.9018
04/01/2008	04/25/2008	298.6530	273.2465	298.6530

License agreement

We expect to into a non-exclusive license agreement with Standard & Poor’s, a division of The McGraw-Hill Companies (S&P or Standard & Poor’s), which allows us and our affiliates, in exchange for a fee, to use the component index in connection with the issuance of certain securities, including the notes. We are not affiliated with Standard & Poor’s; the only relationship between Standard & Poor’s and us is the licensing of the use of the component index and trademarks relating to the component index.

Standard & Poor’s is under no obligation to continue the calculation and dissemination of the component index. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s. No inference should be drawn from the information contained in this pricing supplement that Standard & Poor’s makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the component index to track general commodity market performance.

Standard & Poor’s determines, composes and calculates the component index without regard to the notes. Standard & Poor’s has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the component index. Standard & Poor’s is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity. Standard & Poor’s has no obligation or liability in connection with the administration, marketing or trading of the notes.

Standard & Poor’s disclaims all responsibility for any errors or omissions in the calculation and dissemination of the component index or the manner in which the component index is applied in determining the initial basket level or the final basket level or any amount payable upon maturity of the notes.

Standard & Poor’s®, S&P®, and S&P GSCI® are trademarks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by Eksportfinans. The notes are not sponsored, endorsed, sold or promoted by

Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

The notes are not sponsored, endorsed, sold or promoted by S&P. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI Excess Return Index to track general commodity market performance. Standard & Poor’s only relationship to us is the licensing of the GSCI Agriculture and the GSCI Livestock indices, which is determined, composed and calculated by S&P without regard to us or the notes. Standard & Poor’s has no obligation to take the needs of us or the owners of the notes into consideration in determining, composing or calculating the GSCI Agriculture and the GSCI Livestock indices. Standard & Poor’s is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Standard & Poor’s has no obligation or liability in connection with the administration, marketing or trading of the notes.

STANDARD & POOR’S DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN AND STANDARD & POOR’S SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STANDARD & POOR’S MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN. STANDARD & POOR’S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STANDARD & POOR’S HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The component commodities

The commodities markets

The closing prices of the component commodities are determined by reference to the official cash settlement prices of futures and forwards contracts traded on the NYMEX and the LME. The following discussion of the operation of the exchanges or markets on which the component commodities trade is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the component commodities and the NYMEX and LME to determine whether the notes are a suitable investment for you.

The NYMEX

The NYMEX, located in New York City, is the world’s largest physical commodities futures exchange and a leading trading forum for energy and precious metals. NYMEX began commodities trading in 1872, organized as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. The establishment of energy futures on the NYMEX occurred in 1978, with the introduction of heating oil futures contracts. NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

The LME

The LME was established in 1877 and is the principal non-ferrous metal exchange in the world on which contracts for delivery of copper, among other metals, are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-

back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for daily delivery (referred to as a “prompt date”) from one day to three months following the date of contract, the average amount of time it took a ship to sail from certain Commonwealth countries to London. Currently, LME contracts may be established for monthly delivery from the seventh month following the date of such contract up to 63, 27 and 15 months forward (depending on the commodity underlying the contract). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

The LME is not a cash cleared market. Both inter-office and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlement costs. The LME is subject to regulation by the Financial Services Authority in the United Kingdom.

The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24- hour market. Trading on the floor takes place in two sessions daily, from 11:45 a.m. to 1:15 p.m. and from 3:10 p.m. to 4:35 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. In addition to the ring trading and telephone markets, an official exchange operated electronic trading platform is available. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros.

Copper has traded on the LME since its establishment. The copper contract was upgraded to high grade copper in November 1981 and again to today’s Grade-A contract which began trading in June 1986. The LME share (by weight) of world terminal market trading is over 90% of all copper.

Coal

The closing price of coal is the specified price per ton of steam coal, 6,000 kcal/kg, up to 1.00% sulphur NAR basis, cif ARA, stated in U.S. Dollars, which is published under the heading “International Coal Indexes incorporating the TFS APITM Indices: Weekly Average Coal Price Indices: TFS API 2 (cif ARA)” in the issue of Argus/McCloskey’s Coal Price Index Report that reports prices effective on the pricing date.

The price of coal is affected by the global demand for and supply of coal. Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand. Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal. Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal. Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives, and transportation disruptions.

Copper

The closing price of copper is determined by reference to the official U.S. dollar settlement price per ton of copper Grade A on the LME for cash delivery. The price of copper is primarily affected by the global demand for and supply of copper.

Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.

Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. Chile is the largest producer of copper concentrate. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. Output has fallen particularly sharply in the “African Copperbelt” and in Bougainville, Papua New Guinea.

WTI Crude Oil

The closing price of WTI crude oil is determined by reference to the U.S. dollar settlement price per barrel of West Texas Intermediate light sweet crude oil on the NYMEX of the first nearby futures contract.

Although WTI crude oil is refined principally in the United States’ mid-continent region, it forms the basis for pricing other domestic crudes as well as some foreign grades. The WTI spot price, in turn, is usually determined by global (rather than regional) supply and demand conditions due to the availability of product and crude oil pipelines that link the mid-continent to the Gulf Coast, a major crude oil trading and refining center.

Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather will also influence crude oil demand.

Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology) determine exploration and development spending which influence output capacity with a lag. In the short run, production decisions by the Organization of Petroleum Exporting Countries also affect supply and prices. Oil export embargoes and the current conflict in Iraq represent other routes through which political developments move the market.

Historical prices of the basket components

The following tables set forth the published high and low closing prices of the basket components as well as the closing prices of the basket components at the end of each quarter from January 1, 2004 through March 31, 2008 and the period from April 1, 2008 through April 25, 2008. On April 25, 2008, the closing prices of coal, copper and WTI crude oil were $146.240, $8,600.000 and $118.520, respectively. Any historical upward or downward trend in the prices of the basket components during any period set forth below is not any indication that the prices of the basket components is more or less likely to increase or decrease at any time during the term of the notes. We obtained the closing prices set forth in the tables below from Bloomberg Financial Products, without independent verification.

Coal

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$70.250	$63.000	$63.000
04/01/2004	06/30/2004	82.500	61.500	80.600
07/01/2004	09/30/2004	81.000	71.700	72.750
10/01/2004	12/31/2004	77.250	72.000	76.500
01/01/2005	03/31/2005	72.750	62.750	66.500
04/01/2005	06/30/2005	68.000	60.000	61.250
07/01/2005	09/30/2005	63.000	53.750	54.650
10/01/2005	12/31/2005	55.000	50.250	52.550
01/01/2006	03/31/2006	62.750	53.300	62.750
04/01/2006	06/30/2006	64.000	61.600	63.750
07/01/2006	09/30/2006	71.400	60.700	65.050
10/01/2006	12/31/2006	68.750	62.800	68.100
01/01/2007	03/31/2007	71.750	66.000	71.750
04/01/2007	06/30/2007	75.500	71.000	75.500
07/01/2007	09/30/2007	96.000	74.750	95.600
10/01/2007	12/31/2007	128.500	102.300	127.500
01/01/2008	03/31/2008	145.000	127.500	139.400
04/01/2008	04/25/2008	146.240	123.750	146.240

Copper

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$3,105.500	$2,337.000	$3,067.500
04/01/2004	06/30/2004	3,170.000	2,554.000	2,664.500
07/01/2004	09/30/2004	3,140.000	2,700.000	3,140.000
10/01/2004	12/31/2004	3,287.000	2,835.000	3,279.500
01/01/2005	03/31/2005	3,424.500	3,072.000	3,408.000
04/01/2005	06/30/2005	3,670.000	3,113.000	3,597.000
07/01/2005	09/30/2005	3,978.000	3,444.000	3,949.000
10/01/2005	12/31/2005	4,650.000	3,905.000	4,584.500
01/01/2006	03/31/2006	5,527.500	4,537.000	5,527.500
04/01/2006	06/30/2006	8,788.000	5,561.000	7,501.000
07/01/2006	09/30/2006	8,233.000	7,230.000	7,601.000
10/01/2006	12/31/2006	7,740.000	6,290.000	6,290.000
01/01/2007	03/31/2007	6,940.000	5,225.500	6,940.000
04/01/2007	06/30/2007	8,225.000	6,916.000	7,650.000
07/01/2007	09/30/2007	8,210.000	6,960.000	8,165.000
10/01/2007	12/31/2007	8,301.000	6,272.500	6,676.500
01/01/2008	03/31/2008	8,881.000	6,666.000	8,520.000
04/01/2008	04/25/2008	8,884.500	8,325.500	8,600.000

WTI Crude Oil

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price

01/01/2004	03/31/2004	$38.180	$32.480	$35.760
04/01/2004	06/30/2004	42.330	34.270	37.050
07/01/2004	09/30/2004	49.900	38.390	49.640
10/01/2004	12/31/2004	55.170	40.710	43.450
01/01/2005	03/31/2005	56.720	42.120	55.400
04/01/2005	06/30/2005	60.540	46.800	56.500
07/01/2005	09/30/2005	69.810	56.720	66.240
10/01/2005	12/31/2005	65.470	56.140	61.040
01/01/2006	03/31/2006	68.350	57.650	66.630
04/01/2006	06/30/2006	75.170	66.230	73.930
07/01/2006	09/30/2006	77.030	60.460	62.910
10/01/2006	12/31/2006	63.720	55.810	61.050
01/01/2007	03/31/2007	66.030	50.480	65.870
04/01/2007	06/30/2007	70.680	61.470	70.680
07/01/2007	09/30/2007	83.320	69.260	81.660
10/01/2007	12/31/2007	98.180	79.020	95.980
01/01/2008	03/31/2008	110.330	86.990	101.580
04/01/2008	04/25/2008	119.370	100.980	118.520

TAXATION IN THE UNITED STATES

[The following is a general description of certain United States federal income tax considerations relating to the notes. The following does not purport to be complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based on the law as in effect on the date of this pricing supplement and is subject to any changes in law that may take effect after such date. This summary does not address all aspects of United States federal income taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of our tax consequences if you are a holder of notes who is subject to special treatment under the United States federal income tax laws.

The following discussion supplements and should be read together with the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and is subject to the limitations and exceptions set forth therein. Unless otherwise noted, this discussion is only applicable to you if you are a U.S. Holder (as defined in the accompanying prospectus). The following discussion represents the opinion of Allen & Overy LLP and does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Prospective holder should consult their own tax advisers as to the consequences of acquiring, holding and disposing of securities under the tax laws of the country of which they are resident for tax purposes as well of under the laws of any state, local or foreign jurisdiction.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount (OID) on a hypothetical noncontingent debt instrument with that projected payment schedule (such method is referred to as the noncontingent bond method). This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the comparable yield) and then determining a payment schedule (the Schedule) as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of the notes prior to your receipt of cash attributable to that income.

The amount of interest that you will be required to include in income in each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt obligations). You will be required to ratably allocate this amount to each day in the accrual period and include in taxable income as ordinary interest income for each day in the accrual period on which you hold the notes.

We have determined that the comparable yield for the notes is equal to 3.399% per annum, compounded semi-annually. We have also determined that the projected payment for the notes, per $1,000.00 of principal amount, at the maturity date is $1,105.47 (which includes the stated principal amount as well as the final projected payment).

If the amount you receive at maturity is greater than $1,105.47, you would be required to increase the amount of ordinary income that you recognize by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less $1,105.47, you would be required to make an adjustment as described below under “Treatment upon Sale or Maturity”.

You are required to use the comparable yield and projected payment schedule above in determining your interest accruals in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule. Pursuant to applicable Treasury regulations, we are required to provide both the comparable yield and the projected payment schedule, along with a description of a certain other terms of the notes, to the Internal Revenue Service (IRS).

The comparable yield and the projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes for tax purposes only, and we make no representations or assurances regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID accrued interest will be based on such comparable yield and projected payment schedule.

If you purchase the notes for an amount that differs from the notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change interest rate and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize on the maturity of the notes to the extend of amounts allocated to a change in expectations as the projected payment schedule. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amount allocated to a change in interest rates and (b) make negative adjustment decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize the notes to the extent of amounts allocated to a change in expectation as to the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Treatment Upon Sale or Maturity.  You will recognize gain or loss on the sale or maturity of the notes in an amount equal to the difference, if any, between the amount of cash you receive at the time and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes), and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your notes under the rules set forth above.

Any gain you may recognize on the sale or maturity of the notes will be ordinary interest income. Any loss you may recognize upon the sale of the notes will be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the notes, and thereafter will be capital loss. If you hold your notes until maturity and the maturity payment is less than the projected payment at maturity, the difference will first reduce interest that would otherwise accrue in respect of the notes in such taxable year, and any remainder will be ordinary loss to the extent of the interest you previously accrued as income in respect of the notes, and thereafter will be capital loss. The deductibility of capital losses is limited.]

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Eksportfinans associated with its obligation to pay the redemption amount at the maturity of the notes.

The hedging activity discussed above may adversely affect the market value of the notes from time to time and the redemption amount you will receive on the notes at maturity. See “Risk Factors — Hedging transactions may affect the return on the notes” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The notes are being purchased by Wachovia Capital Markets, LLC (the agent) as principal, pursuant to a terms agreement dated as of April 25, 2008 between the agent and us. The agent has agreed to pay our out-of-pocket expenses of the issue of the notes.

From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent is our swap counterparty for a hedge of our obligation under the notes.

In the future, the agent and its affiliates may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.

The agent named below has committed to purchase all of those notes if any are purchased. Under certain circumstances, the commitments of non-defaulting underwriters may be increased.

Underwriter	Aggregate principal amount

Wachovia Capital Markets, LLC	$3,800,000.00
Total	$3,800,000.00

The agent named above proposes to offer the notes in part directly to the public at the initial maximum offering price set forth on the cover page of this pricing supplement and in part to Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or certain securities dealers at such prices less a selling concession not to exceed $22.50 per note.

Proceeds to be received by Eksportfinans in this offering will be net of the underwriting discount, commission and expenses payable by Eksportfinans.

After the notes are released for sale in the public, the offering prices and other selling terms may from time to time be varied by the agent.

The notes are new issues of notes with no established trading markets. We have been advised by the agent that the agent intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Settlement for the notes will be made in immediately available funds. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

Eksportfinans has agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.

This pricing supplement and the attached prospectus and prospectus supplement may be used by Wachovia Capital Markets, LLC or an affiliate of Wachovia Capital Markets, LLC, in connection with offers and sales related to market-making or other transactions in the notes. Wachovia Capital Markets, LLC or an affiliate of Wachovia Capital Markets, LLC, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

From time to time the agent engages in transactions with Eksportfinans in the ordinary course of business. The agent has performed investment banking services for Eksportfinans in the last two years and has received fees for these services.

Wachovia Capital Markets, LLC, as agent, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.

No action has been or will be taken by Eksportfinans, the agent or any broker-dealer affiliates of either Eksportfinans or the agent that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans, the underwriters or any broker-dealer affiliates of either Eksportfinans or the agent.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 5, 2007)
EKSPORTFINANS ASA
(a Norwegian company)
Medium-Term Notes
      We may use this prospectus supplement to offer the notes from time to time.
      The following terms may apply to the notes. The final terms of each note will be described in a pricing supplement.

•	They will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt unless the applicable pricing supplement or product supplement states otherwise.

•	They will mature nine months or more after their date of issue unless the applicable pricing supplement or product supplement states otherwise.

•	They will not be redeemable by us or repayable at the option of the holder unless the applicable pricing supplement or product supplement states otherwise.

•	They may be denominated in U.S. dollars or in a foreign currency or composite currency.

•	They may bear interest at a fixed or floating interest rate, may be issued at a discount and may be zero coupon notes that do not bear interest. Floating interest rates may be based on any of the following formulas:

— commercial paper rate	— CD rate
— LIBOR	— CMT rate
— EURIBOR	— CMS rate
— prime rate	— federal funds rate
— treasury rate	— another rate specified in the pricing supplement.

•	They may be issued as index linked notes or asset linked notes.

•	They may be issued in certificated form or book-entry form.

•	Interest will be paid on notes on dates determined at the time of issuance and specified in the applicable pricing supplement or product supplement.

•	They will be issued in minimum denominations of $1,000.00 (or its equivalent in other currencies) and any multiple of $1,000.00 (or its equivalent in other currencies) above $1,000.00 unless the applicable pricing supplement or product supplement states otherwise.
      Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. Each pricing supplement with respect to notes that are to be so listed will be delivered to the Luxembourg Stock Exchange on or before the date of issue of those notes. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted.
      Investing in the notes involves risks. See “Risk factors” beginning on page S-4 of this prospectus supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement or product supplement. Any representation to the contrary is a criminal offense.
      Offers to purchase the notes are being solicited from time to time by the agents listed below. The agents are not required to sell any specific number or dollar amount of notes but have agreed to use their reasonable efforts to sell the notes.

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse	Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.
Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan	Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
The date of this prospectus supplement is February 5, 2007.

CONTENTS
Prospectus Supplement
      No person is authorized to give any information or represent anything not contained in this prospectus supplement, the accompanying prospectus and any pricing supplement or product supplement. We are only offering the securities in places where offers and sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.
      This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the prospectus. We accept full responsibility for the accuracy of the information contained in this prospectus supplement and the accompanying prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this prospectus supplement and the accompanying prospectus misleading.
      In this prospectus, “Eksportfinans”, the “Company”, “we”, “us” and “our” refer to Eksportfinans ASA or Eksportfinans and its subsidiary Kommunekreditt Norge AS, as the context requires, and “Kommunekreditt” refers to Kommunekreditt Norge AS.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement contains the terms of the offering of the securities. Certain additional information about us is contained in the accompanying prospectus and may be contained in any applicable pricing supplement or product supplement. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus or in any applicable pricing supplement or product supplement, may add or update information in the accompanying prospectus.
      Terms used in this prospectus supplement or in any applicable pricing supplement or product supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or in the indenture (as defined in “Description of the debt securities” on p. S-9 of this prospectus supplement).
      It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement or product supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where you can find more information about us” on page 2 of the accompanying prospectus.

iii

SUMMARY
      This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement and any applicable product supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus, including information incorporated by reference.

Issuer:	Eksportfinans ASA

Agents:	ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/ S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC

Trustee:	The Bank of New York

Paying Agent:	Citibank, N.A.

Exchange Rate Agent (if any):	Citibank, N.A.

Calculation Agent (if any):	Citibank, N.A., unless the applicable pricing supplement or product supplement states otherwise

Specified Currencies:	Including, but not limited to, Australian dollars, Canadian dollars, Danish kroner, euro, Hong Kong dollars, Japanese yen, New Zealand dollars, Pounds sterling, Swedish kroner, Swiss francs and U.S. dollars or any other currency specified in the applicable pricing supplement or product supplement.

Issue Price:	The notes may be issued at par, or at a premium over, or at a discount to, par and either on a fully paid or partly paid basis.

Maturities:	Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Index Linked Notes:	Payments on index linked notes or asset linked notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement or product supplement. They may or may not bear interest.

Redemption and Repayment:	If the notes are redeemable at our option debt (other than on the occurrence of the tax events described under “Description of debt securities — Tax redemption” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement or product supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes,

• the redemption or repayment price, and

• the required prior notice to the holders.

Status:	The notes will constitute direct, unconditional and unsecured indebtedness and will rank equal in right of payment among themselves and, unless subordinated, with all of our existing and future unsecured and unsubordinated indebtedness.

Taxes:	Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Norway. For further information, see the section in the prospectus entitled “Description of debt securities — Payments of additional amounts”.

Further Issuances:	We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement or product supplement in all respects, except for the issue date, initial offering price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:	Application has been made for notes issued during the period of twelve months from the date of this prospectus supplement to be listed on the Luxembourg Stock Exchange. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:	In connection with issues made under this program, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:	The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.

Purchase Currency:	You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth Business Day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.
RATIOS OF EARNINGS TO FIXED CHARGES
      The following table shows our unaudited historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Norwegian GAAP and U.S. GAAP.

			Year Ended December 31,
	Nine Months Ended	Six Months Ended
	September 30, 2006	June 30, 2006	2005	2004	2003	2002	2001

Norwegian GAAP(1)	1.08	1.08	1.06	1.14	1.19	1.14	1.08
U.S. GAAP(1)(2)	*	—	—	1.62	—	1.37	1.48

*	Not available.

(1)	For purposes of the computation of these ratios of earnings to fixed charges, earnings include net income plus taxes and fixed charges. Fixed charges represent interest and commissions on debt, other borrowing expenses, estimates of the interest within rental expense and premiums or discounts on long-term debt issued. The ratio of U.S. GAAP earnings to fixed charges is based on U.S. GAAP income before extraordinary items.

(2)	Under U.S. GAAP, in 2003 fixed charges exceeded earnings by NOK 2,346 million as a result of a U.S. GAAP loss of NOK 516 million and U.S. GAAP fixed charges of NOK 1,830 million. In 2005 and at June 30, 2006, the U.S. GAAP ratio of earnings to fixed charges had a deficiency due to negative U.S. GAAP income before extraordinary items. The amount of the coverage deficiency was NOK 0.1 million in 2005 and NOK 1,066 million at June 30, 2006. See note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC August 29, 2006, which are incorporated into the prospectus by reference. Our U.S. GAAP losses were driven by the impact of market movements on the fair value of derivatives, for which hedge accounting is not applied under U.S. GAAP.

RISK FACTORS
      Your investment in the notes entails risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. You should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference, particularly the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005, as filed with the SEC August 29, 2006, and any other matter described in any applicable pricing supplement or product supplement.
Our credit ratings may not reflect all risks of an investment in the notes
      The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or the trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes.
Any decline in our credit ratings may affect the market value of your notes
      Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.
Early redemption may adversely affect your return on the notes
      If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may be required to redeem the notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to re-invest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.
There may not be any trading market for the notes, many factors affect the trading market and value of the notes
      We cannot assure you a trading market for the notes will ever develop or be maintained. Unless the applicable pricing supplement or product supplement states otherwise, your notes will not be listed on any securities exchange or be included in any interdealer market quotation system. As a result, there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect the transaction costs in any secondary market will be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, the notes. These factors include:

•	the complexity and volatility of the index or formula applicable to the notes,

•	the method of calculating the principal, premium and interest in respect of the notes,

•	the time remaining to the maturity of the notes,

•	the outstanding amount of the notes,

•	any redemption features of the notes,

•	the amount of other securities linked to the index or formula applicable to the notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.
Judgments of U.S. courts may not be enforceable against us
      There is no treaty between the United States and Norway providing for reciprocal recognition and enforcement of judgments rendered in connection with civil and commercial disputes. Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Norwegian courts. Norwegian courts may review such judgments to confirm compliance with Norwegian public policy and mandatory provisions of law. As a result, our security holders that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Norwegian court to enforce liabilities against us, or our affiliates, directors, officers or any expert named herein, who reside outside the United States, based upon the U.S. federal securities laws.
Foreign currency risks
Changes in exchange rates and exchange controls could result in a substantial loss to you
      If you measure returns in a currency other than the specified currency of the notes you are buying, you are subject to certain risks. For example, if you measure investment return in U.S. dollars, an investment in notes that are denominated in, or the payment of which is determined with reference to, a specified currency (as defined below) other than U.S. dollars entails significant risks that are not associated with a similar investment in securities denominated in U.S. dollars. Similarly, an investment in an index linked note on which all or part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-index linked notes or index linked notes based on U.S. dollars. These risks include, without limitation:

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency, and

•	the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.
      These risks generally depend on factors over which we have no control, such as economic events, political events, and the supply of and demand for the relevant currencies.
      In recent years, rates of exchange between U.S. dollars and certain currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a note is denominated would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.
      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a note denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium, if any, and interest, if any, in any currency or currency unit. Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular note, the foreign currency for such note would not be available to us to make payments of principal, premium and interest then due. In that event, we will make such payments in U.S. dollars. See “The unavailability of currencies could result in a substantial loss to you” below.

The unavailability of currencies could result in a substantial loss to you
      Except as we specify in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is either unavailable due to the imposition of exchange controls or other circumstances beyond our control, no longer used by the government of the country issuing such currency, or no longer used for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to the note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      The notes will not provide for any adjustment to any amount payable as a result of any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates, or any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement or product supplement.
Judgments in a foreign currency could result in a substantial loss to you
      The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. The Judiciary Law of New York State provides, however, that a judgment based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a note is denominated in a specified currency other than U.S. dollars, any judgment under New York law is required to be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.
Risks relating to index linked notes or notes linked to certain assets
Index linked notes or notes linked to certain assets may have risks not associated with a conventional debt security
      An investment in index linked notes or notes linked to certain assets (including, for example, credit linked notes, equity linked notes or commodity linked notes, each of which we refer to as an asset linked note) entails significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no amount will be paid. The secondary market for index linked notes or asset linked notes will be affected by a number of factors, in addition to and independent of our creditworthiness. Such factors include the volatility of the index or asset selected, the time remaining to the maturity, if any, of the notes, the amount outstanding of the notes and market interest rates. The value of an index or an asset can depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the formula used to determine the amount of principal, premium and interest, in each case if any, payable with respect to index linked notes contains a multiple or leverage factor, the effect of any change in the index will be increased. The historical experience of an index or the market price of an underlying asset (that is, the asset to which an asset linked note is linked) should not be taken as an indication of its future performance. With respect to asset linked notes providing for physical settlement, there is a risk that the asset may cease to be available or cease to have value. Thus, if you purchase an index linked note or asset linked note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in index linked notes or asset linked notes.
Changes in the value of underlying assets of index linked notes or asset linked notes could result in a substantial loss to you
      An investment in index linked notes or asset linked notes may have significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars, and bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.
      The risks of a particular index linked note or asset linked note will depend on the terms of that index linked note or asset linked note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of the underlying assets or economic or other measures making up the relevant index. Underlying assets could include currencies, commodities, securities (individual or baskets), and indices.
      The risks associated with a particular index linked note or asset linked note generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include economic events, political events, and the supply of, and demand for, the underlying assets.
      In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any index linked note or asset linked note.
      In considering whether to purchase index linked notes or asset linked note, you should be aware that the calculation of amounts payable on index linked notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.
      The risk of loss as a result of linking of principal or interest payments on index linked notes or asset linked note to an index and to the underlying assets can be substantial and you may lose all or a portion of the principal and other amount you invest and may receive no interest on your investment. You should consult your own financial and legal advisors as to the risks of an investment in index linked notes or asset linked notes.
The issuer of a security or currency that serves as an underlying asset or comprises part of an index may take actions that may adversely affect an index linked note or asset linked note
      The issuer of a note that serves as an underlying asset or an index or part of an index for an index linked note will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note. The issuer may take actions, such as a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of a note linked or index linked to the security or to an index of which that security is a component.
      The index for an index linked note may include a currency, and the value of all asset linked notes that do not have physical settlement terms will be denominated in a currency. The government that issues that currency will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note or asset linked note. That government may take actions that adversely affect the value of such a currency, and therefore the notes.

The volatility, availability and composition of indices could result in a substantial loss to you
      Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, a note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, notes linked to an index is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the notes may be adversely affected by a fluctuation in the level of the relevant index.
      The volatility of any index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of or return on a note linked to such index.
      Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on a note which is linked to such index.
      An index or underlying asset may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index or underlying asset becomes unavailable, the determination of principal of or interest on a note linked to an index may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on a note linked to an index or an asset.
      Notes may be linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on notes relating thereto.

DESCRIPTION OF DEBT SECURITIES
      The following description supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the heading “Description of debt securities”. The specific terms of the notes offered will be included in a pricing supplement or a product supplement. The accompanying prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated February 20, 2004, between Eksportfinans and The Bank of New York, as trustee (referred to as the trustee), under which the notes will be issued (the indenture). This is the same indenture under which we issued notes relating to Registration Statement Nos. 333-112973 and 333-124095. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus, including information incorporated by reference, the applicable pricing supplement, any applicable product supplement and the indenture.
General terms of the notes
Principal amount
      We may offer from time to time the notes described in this prospectus supplement, in any applicable pricing supplement and in any applicable product supplement. We refer to the offering of the notes as our medium-term note program. The notes are being offered on a continuous basis.
Types of notes
      We may issue fixed rate notes and floating rate notes, which are distinguishable by the manner in which they bear interest.
Fixed rate notes
      Fixed rate notes are notes that typically bear interest at a fixed rate. However, fixed rate notes include zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. Any interest will be paid on fixed rate notes on dates specified in the applicable pricing supplement or product supplement.
Floating rate notes
      Floating rate notes provide an interest rate determined, and adjusted periodically, by reference to any of the following interest rate bases or formulae: Commercial Paper Rate, LIBOR, EURIBOR, Prime Rate, Treasury Rate, CD Rate, CMT Rate, CMS Rate, Federal Funds Rate or any other rate specified in any applicable pricing supplement or product supplement. Interest will be paid on floating rate notes on dates determined at the time of issuance and as specified in any applicable pricing supplement or product supplement. In some cases the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and there may be a maximum rate and a minimum rate.
Index linked or asset linked notes
      The notes may be issued from time to time as notes of which the principal and premium and interest, if any, will be determined by reference to prices, changes in prices, or differences between prices, of currencies, commodities, derivatives, securities, baskets of securities, or indices based on other price, economic or other measures, in each case as set forth in the applicable pricing supplement or product supplement. These notes are referred to as index linked notes or asset linked notes. Holders of such notes may receive a principal amount at maturity, if any, that is greater than or less than the face amount of the notes depending upon the relative value of the specified index or underlying asset. Information as to the method for determining the amount of principal, premium and interest, in each case if any, payable in respect of index linked notes or asset linked notes, the time and manner of such payments, certain historical information with respect to the specified index or asset, material tax considerations and other information will be set forth in the applicable pricing supplement or product supplement. You should read carefully that information and the section entitled “Risk factors — Risks relating to index linked notes or notes linked to certain assets”.
Amortizing notes
      We may from time to time offer fixed rate notes on which all or a portion of the principal amount is payable before the stated maturity, if any, in accordance with a schedule, by application of a formula or by reference to an index. These notes are referred to as amortizing notes. Unless otherwise specified in the applicable pricing supplement or product supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest and then to principal. Further information concerning additional terms and provisions of amortizing notes, including repayment information, will be specified in the applicable pricing supplement or product supplement.
Exchangeable notes
      We may issue notes, which we refer to as exchangeable notes, that are optionally or mandatorily exchangeable into:

•	the securities of an entity other than the issuer, including securities of entities not affiliated with us,

•	a basket of those securities, or

•	any combination of the above.
      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.
Optionally exchangeable notes
      The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying securities at a specified rate of exchange. If specified in the applicable pricing supplement or product supplement, we will have the option to redeem the optionally exchangeable note prior to maturity, if any. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity, if any, or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity, if any, or upon redemption.
Mandatorily exchangeable notes
      At maturity, if any, the holder of a mandatorily exchangeable note must exchange the note for the underlying securities at a specified rate of exchange, and, therefore, depending upon the value of the underlying securities at maturity, if any, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity, if any. If so indicated in the applicable pricing supplement or product supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying securities so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying securities. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying securities.
Payments upon exchange
      The applicable pricing supplement or product supplement will specify whether upon exchange, at maturity, if any, or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying securities or the cash value of the underlying securities. The underlying securities may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement or product supplement.

Special requirements for exchange of global securities
      If an optionally exchangeable note is represented by a global note, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.
Payments upon acceleration of maturity or tax redemption
      If the principal amount payable at maturity, if any, of any exchangeable note is declared due and payable prior to maturity, if any, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest, and

•	a mandatorily exchangeable note will equal an amount determined as if the date of acceleration or tax redemption were the maturity date, if any, plus accrued interest, if any, to but excluding the date of payment.
      For the purpose of determining whether holders of the requisite principal amount of securities outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of index linked notes will be deemed to be the face amount of the index linked notes. In the event of an acceleration of the maturity, if any, of an index linked note, the principal amount payable to the holder of that note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the note would be determined on the maturity date, if any, as if the date of acceleration were the maturity date, if any.
Original issue discount notes
      We may from time to time offer original issue discount notes. The applicable pricing supplement or product supplement for the original issue discount notes may provide that the holders will not receive periodic interest payments. Additional provisions relating to the original issue discount notes may be described in the applicable pricing supplement or product supplement. By an original issue discount note, we mean either:

•	a note, including any zero coupon note, that has a stated redemption price at stated maturity, if any, that exceeds its issue price by at least 0.25% of its stated redemption price at maturity, if any, multiplied by the number of full years from the original issue date to stated maturity, if any, or

•	any other note we designate as issued with original issue discount for U.S. Federal income tax purposes.
      For the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes shall be deemed to be the amount of the principal that would be due and payable upon acceleration of the stated maturity, if any, as of the date of such determination. See “U.S. taxation — U.S. Federal income tax consequences to U.S. holders — Original issue discount” below for further information about tax consequences of an investment in original issue discount notes.
Dual currency notes
      We may from time to time offer notes for which we have a one-time option to pay the principal, premium and interest, in each case if any, on the notes in an optional currency specified in the applicable pricing supplement that is a different currency from the currency specified in the note. These notes are referred to as dual currency notes. We shall specify in the applicable pricing supplement or product supplement for the dual currency note:

•	the specified currency,

•	the optional payment currency,

•	the designated exchange rate,

•	the option election dates, and

•	the interest payment dates for dual currency notes.
      The amounts payable and the method for calculating these amounts with respect to dual currency notes and any additional terms and conditions of any issue of dual currency notes will be specified in the applicable pricing supplement or product supplement.
Maturity
      Unless redeemed by us or repurchased at the option of the holder, or accelerated after a default, or otherwise each note, other than a note with no maturity date, will mature on a Business Day as specified in the applicable pricing supplement or product supplement.
Extension of maturity
      If we have provided in any note the option for us to extend the stated maturity, if any, for one or more periods, each an extension period, up to but not beyond the final maturity date, if any, described in the applicable pricing supplement or product supplement relating to such note, such pricing supplement or product supplement will indicate such option and the basis or formula, if any, for setting the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, applicable to any such extension period, and such pricing supplement or product supplement will describe any special tax consequences to holders of such notes.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, of such note, in effect prior to the exercise of such option. No later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, the trustee will mail to the holder of such note an extension notice relating to such extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity, if any, of such note,

•	the new stated maturity,

•	in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period, and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.
      When the trustee has mailed an extension notice to the holder of a note, the stated maturity, if any, of such note shall be extended automatically as described in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity, if any, is extended will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period.
      If we elect to extend the stated maturity, if any, of a note, the direct holder of such note will have the option to elect repayment of such note by us at the original stated maturity, if any, at a price equal to the principal amount of such note plus any accrued interest to such date. In order for a note to be so repaid on the original stated maturity, if any, the direct holder must follow the procedures described below under “Optional early redemption (put)” for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, and except that a direct holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the original stated maturity, if any.
Redenomination
      If payments on the notes are to be made in a foreign currency and the issuing country of that currency becomes a participating member state of the European Monetary Union, then we may, solely at our option and without the consent of holders or the need to amend the indenture or the notes, redenominate all of those notes into euro (whether or not any other similar debt securities are so redenominated) on any interest payment date and after the date on which that country became a participating member state. We will give holders at least 30 calendar days’ notice of the redenomination, including a description of the way we will implement it.
      If we elect to redenominate a tranche of notes, the election to redenominate will have effect, as follows:

•	each denomination will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest so specified in the relevant foreign currency at the fixed conversion rate adopted by the Council of the European Union for the relevant foreign currency, rounded down to the nearest € 0.01,

•	after the redenomination date, all payments in respect of those notes, other than payments of interest in respect of periods commencing before the redenomination date, will be made solely in euro as though references in those notes to the relevant foreign currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, or at the option of the payee, by a euro check,

•	if those notes are notes which bear interest at a fixed rate and interest for any period ending on or after the redenomination date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the applicable pricing supplement or product supplement,

•	if those notes are notes which bear interest at a floating rate, the applicable pricing supplement or product supplement will specify any relevant changes to the provisions relating to interest, and

•	such other changes shall be made to the terms of those notes as we may decide, after consultation with the trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in euro or to enable those notes to be consolidated with other notes, whether or not originally denominated in the relevant foreign currency or euro. Any such other changes will not take effect until after they have been notified to the holders.

Ranking
      The notes will be unsecured indebtedness and, unless otherwise specified in any applicable pricing supplement or product supplement, will constitute a single series of debt securities issued under the indenture. Unless otherwise provided in the applicable pricing supplement or product supplement, the notes will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt. If subordinated notes are issued as indicated in the applicable pricing supplement or product supplement, such notes will be subordinate in right of payment to the prior payment in full of all senior debt of the issuer, as described in the accompanying prospectus under the heading “Description of debt securities — Subordination”.
Rating
      A pricing supplement or product supplement may indicate that the notes are expected on issue to be assigned a particular rating by Moody’s Investors Service, Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies or Fitch Ratings Limited. A security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization. A security rating will depend on, among other things, the criteria used by the assigning rating organization in issuing ratings. Real or anticipated changes in the rating, including changes due to a change in the criteria used by the rating organization, will generally affect the value of the notes.
Form, exchange and transfer
      The form, exchange or transfer of notes will be described and effected as specified in the accompanying prospectus under the headings “Description of debt securities — Form, exchange and transfer” and “Description of debt securities — Global securities”.
      Unless the applicable pricing supplement or product supplement specifies otherwise, the notes will be represented by one or more global notes that will be deposited with and registered in the name of the Depository Trust Company (DTC) or its nominee. Additionally, from time to time as specified in the applicable pricing supplement or product supplement, we may issue the notes represented by one or more global notes deposited with and registered in the name of Euroclear (Euroclear) and/or Clearstream, Luxembourg (Clearstream) or their nominees.
      Except as described in the accompanying prospectus under “Description of debt securities — Global securities”, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of the depositary or their respective nominees.
      Investors may elect to hold interests in the notes held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in the names of Clearstream and Euroclear on the books of their respective depositaries, which in turn will hold such interests in the registered notes in securities accounts in the depositaries’ names on the books of DTC.
      Clearstream and Euroclear have provided us with the following information:
Clearstream
      Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (Clearstream participants) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Clearstream participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
      Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
      Euroclear was created in 1968 to hold securities for participants of Euroclear (Euroclear participants) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the Euroclear operator) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finances Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the terms and conditions). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.
      Euroclear has further advised the issuer that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.
Global clearance and settlement procedures
      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
      Because of time zone differences, credits of notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as the business day following settlement in DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Currency
      The notes may be denominated in U.S. dollars or in foreign currencies or composite currency units, which will be described in any applicable pricing supplement or product supplement. Such foreign currency or composite currency unit is referred to as the specified currency. If a specified currency is not described in a pricing supplement or product supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, in each case if any, will be made in U.S. dollars in the manner described in this prospectus supplement. If any of the notes are to be denominated in a foreign currency, additional information about the terms of these notes and other matters of interest to the holders of these notes will be described in a pricing supplement or product supplement.
Denominations
      The authorized denominations of the notes denominated in U.S. dollars will be $1,000.00 and any multiple thereof unless otherwise specified in any applicable pricing supplement or product supplement. The authorized denominations of notes denominated in a foreign currency will be set forth in any applicable pricing supplement or product supplement.
Payment of principal and interest
Payments on book-entry notes
Notes denominated in U.S. dollars
      Payments of principal, premium and interest, in each case if any, on the notes will be made pursuant to the applicable procedures of the depositary detailed in the accompanying prospectus under the heading “Description of debt securities – Global securities”.
Notes denominated other than in U.S. dollars
      We understand that pursuant to the current practices of DTC, DTC elects to have all payments made on global notes for which it is the depositary made in U.S. dollars, regardless of the specified currency, unless notified by a bank or broker participating in its book-entry system through which an indirect holder’s beneficial interest in a global note may be held, that such indirect holder elects to receive payment in the specified currency outside of the facilities of DTC. Unless otherwise specified in the applicable pricing supplement or product supplement, the following must occur for a beneficial owner of notes in book-entry form that are denominated in a specified currency other than U.S. dollars to receive payments of principal or any premium or interest in that specified currency:

•	The beneficial owner must notify the participant of the depositary through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, before the stated maturity of the notes (if any), in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a specified currency; the participant must notify the depositary of any election on or before the third Business Day after the regular record date, and

•	The depositary must notify the paying agent of the election on or before the fifth Business Day after the regular record date in the case of payment of interest or the tenth Business Day prior to the payment date for any payment of principal or premium.
      If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payment in the specified currency and the paying agent will pay such amount in the specified currency to the participant directly. See additional discussion with respect to non-U.S. dollar denominated notes in “Special provisions relating to foreign currency notes”. If the preceding procedures are not followed, an indirect owner will receive payment through the facilities of the depositary in U.S. dollars.
Payment on certificated notes
Notes denominated in U.S. dollars
      Where payments of principal, premium and interest, in each case if any, and interest for a certificated note are to be made in U.S. dollars, payments will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in such funds in accordance with its normal procedures. Notwithstanding the foregoing, where payments of interest and, in the case of amortizing notes, principal and premium, if any, with respect to any certificated note, other than amounts payable at maturity, if any, are to be made in U.S. dollars, the payments may, at our option, be paid by check mailed to the address of the person in whose name a certificated note is registered at the close of business on the applicable record date, as such address appears in the security register.
Notes denominated other than in U.S. dollars
      Unless we otherwise indicate in the applicable pricing supplement or product supplement, payments of principal, premium and interest, in each case if any, with respect to any certificated note to be made in a specified currency other than U.S. dollars will be paid in immediately available funds by wire transfer to such account maintained by the holder with a bank designated by the holder on or prior to the regular record date or at least 15 calendar days prior to maturity, if any, as the case may be, provided that such bank has the appropriate facilities for such a payment in the specified currency. However, it is also necessary that with respect to payments of principal, premium and interest, in each case if any, at maturity, if any, the note is presented to the trustee in time for the trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to maturity, if any, in order to ensure the availability of immediately available funds in the specified currency at maturity, if any. A holder must make such designation by filing the appropriate information with the trustee and, unless revoked, any such designation made with respect to any note will remain in effect with respect to any further payments payable to such holder with respect to such note.
      If we so specify in the applicable pricing supplement or product supplement, payments of principal and premium, in each case if any, and interest with respect to any foreign currency note that is a certificated note, will be made in U.S. dollars if the holder of such note elects to receive all such payments in U.S. dollars by delivery of a written request to the trustee either on or prior to the regular record date for such certificated note or at least 15 calendar days prior to maturity, if any. Such election may be in writing, mailed or hand delivered, or by cable, telex or other form of facsimile transmission, to the trustee. A holder of a foreign currency note which is a certificated note may elect to receive payment in U.S. dollars for all principal, premium and interest payments, in each case if any and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the trustee, but written notice of such revocation must be received by the trustee either on or prior to the regular record date or at least 15 calendar days prior to maturity, if any.
      Holders of foreign currency notes whose notes are held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.
Calculation of exchange rate
      The U.S. dollar amount to be received by a holder of a note with a specified currency other than U.S. dollars, whether such note is held in certificated or book-entry form, will be based upon the exchange rate as determined by the exchange rate agent based on the most favorable bid quotation of U.S. dollars for us received by such exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us, one of which may be the exchange rate agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all notes denominated in such specified currency. If three quoting dealers are not available, then two dealers will be used. If no such bid quotations are available, payments will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described below under “Special provisions relating to foreign currency notes”. All currency exchange costs will be borne by the holders of such notes by deductions from such payments. Unless we otherwise specify in the applicable pricing supplement or product supplement, Citibank N.A., will be the exchange rate agent for the notes.
      In the event of an official redenomination of a specified currency for a note, our obligations with respect to payments on a note denominated in that currency will be deemed immediately following such redenomination to provide for payment of equivalent amounts of redenominated currency. In no event will any adjustment be made to any amount payable under a note as a result of any change in the value of a specified currency relative to any other currency due solely to fluctuations in exchange rates.
Interest and interest rates
      Unless otherwise specified in the applicable pricing supplement or product supplement, each note will accrue any interest from and including its date of issue or from and including the most recent date to which interest on the note has been paid or duly provided for. The applicable pricing supplement or product supplement will designate whether a particular note bears interest at a fixed or floating rate. In the case of a floating rate note, the applicable pricing supplement or product supplement will also specify whether the note will bear interest based on the Commercial Paper Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate, the CD Rate, the CMT Rate, the CMS Rate, the Federal Funds Rate or on another interest rate or combination of interest rate bases set forth in the applicable pricing supplement or product supplement.
      The rate of interest on floating rate notes will reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. The reset dates will be specified in the applicable pricing supplement or product supplement and on the face of each note. See “Interest rate reset” below. In addition, the applicable pricing supplement or product supplement will specify the spread or spread multiplier, if any, and the maximum interest rate or minimum interest rate, if any, applicable to each floating rate note.
      The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law.

      Interest on a note will be payable on the first interest payment date following its date of issue, unless the date of issue is on or after the record date for the first interest payment date, in which case interest will be payable beginning on the second interest payment date following the date of issuance.
      If any interest payment date with respect to any floating rate note, other than an interest payment date that is also the maturity date of that note, if any, falls on a day that is not a Business Day, that interest payment date will be postponed to the next day that is a Business Day and interest will continue to accrue. However, in the case of a LIBOR or EURIBOR note, if the next Business Day is in the following calendar month, the interest payment date will be the preceding Business Day. If the maturity date, if any, of any floating or fixed rate note, or an interest payment date for any fixed rate note falls on a day that is not a Business Day, payment of principal, premium, interest, in each case if any, with respect to that note will be paid on the next Business Day. No interest on that payment will accrue from and after that maturity date, if any, or interest payment date. Interest payable at maturity, if any, will be payable to the person to whom principal is payable.
      Interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may from time to time change interest rates, interest rate formulas and other variable terms of the notes. No change, however, will affect any note already issued or as to which an offer to purchase has been accepted by us.
Fixed rate notes
      The applicable pricing supplement or product supplement relating to an offering of fixed rate notes will designate one or more fixed rates of interest per year payable on the notes. The rate may change as described above under “Extension of maturity” and below under “Interest rate reset”. The rate of interest may be zero. Interest on the notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the regular record dates for payment of interest will be the date (whether or not a Business Day) that is 15 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) immediately preceding the interest payment dates specified in the applicable pricing supplement or product supplement; and interest, if any, on U.S. dollar-denominated fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
Floating rate notes
      Unless we otherwise specify in the applicable pricing supplement or product supplement, each floating rate note will bear interest at a variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or multiplying by the spread multiplier, each as described below. A floating rate note may also have either or both of the following:

•	a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and

•	a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.
      The spread is the number of basis points specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note. The spread multiplier is the percentage specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note.
      The applicable pricing supplement or product supplement relating to a floating rate note will designate an interest rate basis or bases for such floating rate note. Such basis or bases may be:

•	the Commercial Paper Rate, in which case such note will be a Commercial Paper Rate note,

•	LIBOR, in which case such note will be a LIBOR note,

•	EURIBOR in which case such note will be a EURIBOR note,

•	the Prime Rate, in which case such note will be a Prime Rate note,

•	the Treasury Rate, in which case such note will be a Treasury Rate note,

•	the CD Rate, in which case such note will be a CD Rate note,

•	the CMT Rate, in which case such note will be a CMT Rate note,

•	the CMS Rate, in which case such note will be a CMS Rate note,

•	the Federal Funds Rate, in which case such note will be a Federal Funds Rate note, or

•	such other interest rate formula or formulae (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable pricing supplement or product supplement.
      In addition, in the applicable pricing supplement or product supplement we will define or particularize for each note the following terms, if applicable: initial interest rate, interest payment dates, Index Maturity, Index Currency, Calculation Date and Interest Reset Date with respect to such note.
      Unless otherwise specified in the applicable pricing supplement or product supplement, Citibank, N.A. will be the calculation agent with respect to the calculation of rates of interest payable on floating rate notes. The calculation agent will promptly notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of each determination of the interest rate. The calculation agent will also notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of the interest rate, the interest amount, the interest period and the interest payment date related to each interest reset date as soon as such information is available. The calculation agent and the Luxembourg paying agent will make such information available to the holders of such notes upon request and, in the case of notes listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to that floating rate note.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

•	the regular record date for payment of interest will be the fifteenth day before the day on which interest will be paid, whether or not such day is a Business Day, and

•	each interest payment on any floating rate note will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to, but excluding, the applicable interest payment date or the date of maturity, if any, as the case may be.
      Accrued interest on a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement or product supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by:

•	the actual number of days in the year, in the case of Treasury Rate notes and CMT rate notes, or

•	360 days, in the case of all other floating rate notes.
      The interest rate on a floating rate note in effect on any day will be:

•	if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date.

      The interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate specified in the applicable pricing supplement or product supplement.
      Except as otherwise specified in the applicable pricing supplement or product supplement, all percentages and decimals resulting from any calculation of interest on floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or 0.09876545) will be rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) will be rounded to 9.87654% (or 0.0987654). All dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of notes denominated in a specified currency other than U.S. dollars, to the nearest corresponding hundredth of a unit. Amounts of one-half cent, or five one-thousandths of a unit, or more will be rounded upward.
Commercial Paper Rate notes
      A Commercial Paper Rate note will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, as specified in the Commercial Paper Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “Commercial paper — Nonfinancial”.
      The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable pricing supplement or product supplement, as published in H.15 Daily Update under the heading “Commercial paper — Nonfinancial”.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the following offered rates for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement and placed for an industrial issuer whose senior unsecured bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 a.m., New York City time, by three leading dealers of commercial paper in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
LIBOR notes
      A LIBOR note will bear interest at an interest rate, calculated with reference to the London Interbank Offered Rate (LIBOR) and the spread or spread multiplier, if any, as specified in the LIBOR note and the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine LIBOR as follows:
      With respect to each interest determination date:

•	If “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or product supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

•	If “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as those rates appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

•	If neither “LIBOR Moneyline Telerate” nor “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement as the method for calculating LIBOR, LIBOR will be calculated as if “LIBOR Telerate” had been specified.

•	If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

      With respect to any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the Interest Determination Date, offered by four major banks in the London interbank market to prime banks in the London interbank market for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date, and in a principal amount equal to an amount not less than U.S. $1 million that is representative of a single transaction in the market at that time. The calculation agent will select the four banks after consultation with us and request the principal London office of each of those banks to provide a quotation of its rate. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates for loans of the following kind to European banks quoted, at approximately 11:00 a.m., in the applicable Financial Center, on the Interest Determination Date, by three major banks in the applicable Financial Center: loans in the Index Currency, having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date and in a principal amount equal to an amount not less than U.S.$1 million that is representative for a single transaction in that market at that time. The calculation agent, after consultation with us, will select the three banks referred to above. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect during the prior interest period that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
EURIBOR notes
      Each EURIBOR note will bear interest at an interest rate equal to the Euro Interbank Offered Rate (EURIBOR) and any spread or spread multiplier as specified in the note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine EURIBOR on each Interest Determination Date as follows:
      The calculation agent will determine the offered rates for deposits in euro for the period of the Index Maturity specified in the applicable pricing supplement or product supplement, commencing on the Interest Reset

Date, which appears on page 248 on the Bridge Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as ‘Telerate Page 248’ as of 11:00 a.m., Brussels time, on that date.
      If EURIBOR cannot be determined on an Interest Determination Date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. These quotations shall be for deposits in euro for the period of the Index Maturity, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.
      If two or more quotations are provided, EURIBOR will be the arithmetic mean of those quotations. If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates and follow the two steps below:

•	The calculation agent will then determine EURIBOR as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in euro, for the period of the Index Maturity, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount of at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period. If there is no preceding interest period, EURIBOR will be the initial interest rate.
Prime Rate notes
      A Prime Rate note will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, as specified in the Prime Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the “Prime Rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519), on the Calculation Date pertaining to the Interest Determination Date under the heading “Bank prime loan” or any successor heading.
      The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update opposite the heading “Bank prime loan” or another recognized electronic source.

•	If the above rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as that bank’s prime rate or base lending rate in effect for that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 as of 11:00 a.m., New York City time, on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on the Interest Determination Date by four major banks in The City of New York selected by the calculation agent from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than four quotations as described in the paragraph immediately above are provided, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates furnished by the appropriate number of substitute U.S. banks or trust companies in The City of New York that are subject to supervision or examination by federal or state authority. The calculation agent will select the banks or trust companies referred to above from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Treasury Rate notes
      A Treasury Rate note will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, as specified in the Treasury Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” for any Interest Determination Date is the rate set at the most recent auction of direct obligations of the United States (Treasury bills) having the Index Maturity designated in the applicable pricing supplement or product supplement, as that rate appears on either Telerate Page 56 or Telerate Page 57 (or any pages that may replace such pages) under the heading “Investment Rate”.
      The following procedures will be followed if the Treasury Rate cannot be determined as described above:

•	If the above rate is not published on Telerate Page 56 or Telerate Page 57 (or any pages that may replace those pages) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction average rate, as otherwise announced by the United States Department of the Treasury, for the Interest Determination Date.

•	If the results of the most recent auction of Treasury bills having the Index Maturity designated in the applicable pricing supplement or product supplement are not published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for the Interest Determination Date opposite the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for the Interest Determination Date in respect of the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or product supplement: the rates bid as of approximately 3:30 p.m., New York City time, on the Interest Determination Date by three leading primary United States government securities dealers. The calculation agent, after consultation with us will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CD Rate notes
      A CD Rate note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, as specified in the CD Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the CD Rate for any Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “CDs (secondary market)” or any successor heading.
      The following procedures will be followed if the CD Rate cannot be determined as described above:
      If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the applicable pricing supplement or product supplement as published in H.15 Daily Update under the heading “CDs (secondary market)” or any successor heading, or another recognized electronic source.
      If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the following secondary market offered rates for negotiable certificates of deposit of major United States money-center banks of the highest credit standing with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement or product supplement, and in a denomination of U.S. $5,000,000.00: the rates offered as of 10:00 a.m., New York City time, on that Interest Determination Date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.
      If fewer than three dealers are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMT Rate notes
      A CMT Rate note will bear interest at an interest rate calculated with reference to the CMT Rate and the spread or spread multiplier, if any, as specified in the CMT Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMT Rate” for any Interest Determination Date is the rate displayed on the Designated CMT Moneyline Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “Treasury Constant Maturities-Federal Reserve Board Release H.15-Mondays Approximately 3:45 p.m.”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for:

•	if the Designated CMT Moneyline Telerate Page is 7051 (or any page that may replace that page), such Interest Determination Date,

•	if the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page), the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, or

•	if no page is specified, the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page) and the second bullet point immediately above applies.
      The following procedures will be used if the CMT Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date, as published in H.15(519).

•	If that rate is no longer published in H.15(519), or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

•	If that information is no longer provided by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury Notes) with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year: the rates reported as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, by three leading primary United States government securities dealers in The City of New York, according to their written records. The calculation agent will select, after consultation with us, five leading primary United States government securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity, a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million: the offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers in The City of New York, selected using the same method described above.

•	If three or four (but not five) reference dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMS Rate notes
      A CMS Rate note will bear interest at an interest rate calculated with reference to the CMS Rate and the spread or spread multiplier, if any, as specified in the CMS Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMS Rate” for any Interest Determination Date is the rate displayed on the Moneyline Telerate Page 42276 (or any page that may replace that page) by 11:00 a.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST (16:00 GMT)”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for that Interest Determination Date.
      The following procedures will be used if the CMS Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable pricing supplement or product supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the Calculation Date.

•	If that information is no longer displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable pricing supplement or product supplement commencing on that Interest Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
Federal Funds Rate notes
      Federal Funds Rate notes will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, as specified in the Federal Funds Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Federal Funds Rate” for any Interest Determination Date is the rate on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective)”, as such rate is displayed on Moneyline Telerate Page 120, on the Calculation Date pertaining to that Interest Determination Date.
      The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update under the heading “Federal funds (effective)” or any successor heading or another recognized electronic source.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such Interest Determination Date, by each of three leading brokers of Federal funds transactions in New York City. The calculation agent, after consultation with us, will select the three brokers referred to above. These brokers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Floating rate/fixed rate notes
      A note may be a floating rate note for a portion of its term and a fixed rate note for a portion of its term. In this event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each specified period, as set out in the applicable pricing supplement or product supplement.
Interest rate reset
      If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate note, we will indicate such option in the applicable pricing supplement or product supplement relating to such note, and, if so:

•	the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset, each being referred to as an optional reset date, and

•	the basis or formula, if any, for such optional reset.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days prior to an optional reset date for such note, unless otherwise specified in the applicable pricing supplement or product supplement. Not later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to such optional reset date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

•	our election to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note,

•	such new interest rate or such new spread and/or spread multiplier, and

•	the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity, if any, of such note (each such period is called a subsequent interest period) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to an optional reset date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note.
Redemption and repurchase
      Unless otherwise specified in the applicable pricing supplement or product supplement, we will not provide any sinking fund for your note.
      Unless the applicable pricing supplement or product supplement specifies a redemption commencement date, on which we may redeem a note, or a repurchase date, on which a note may be repayable at the option of the holder, the notes will not be redeemable by us or repayable at the option of the holder before their stated maturity.
Optional early redemption (call)
      If applicable, the pricing supplement or product supplement will indicate the terms on which the notes will be redeemable or subject to repurchase at our option. Unless otherwise specified in the applicable pricing supplement or product supplement, notice of redemption or repurchase will be provided by mailing a notice of redemption or repurchase to each holder at least 30 calendar days and not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) before the date fixed for redemption or repurchase. If not all the notes having the same terms are to be redeemed or repurchased, as the case may be, the notes to be redeemed or repurchased shall be selected by the trustee by a method that the trustee deems fair and appropriate. Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will not be subject to any sinking fund.
Optional early redemption (put)
      If applicable, the pricing supplement or product supplement will indicate that the notes will be subject to repurchase at the option of the holder on a date or dates prior to maturity, if any, and at a price or prices, set forth in the applicable pricing supplement or product supplement, together with accrued interest to the date of repurchase.
      If a note is represented by a global note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repurchase. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers. As a result, each beneficial owner should timely consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
      In order for a certificated note to be repurchased, the trustee must receive at least 30 calendar days but not more than 45 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the repurchase date:

•	appropriate wire instructions, and

•	either (a) the note with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth:

–	the name of the holder of the note,

–	the principal amount of the note,

–	the portion of the principal amount of the note to be repurchased,

–	the certificate number or a description of the tenor and terms of the note,

–	a statement that the option to elect repurchase is being exercised, and

–	a guarantee that the note to be repaid with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed will be received by the trustee within five Business Days. The trustee must actually receive the note and form duly completed by the fifth Business Day.

      The “Option to Elect Repurchase” form on the reverse of the note will be addressed to the Company and will substantially read as follows:
      “The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of an event which entitles the holder to opt for optional early redemption and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000.00 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the purchase price indicated in the Indenture or applicable pricing supplement, including accrued interest, if any, up to, but excluding, such date, plus such other amounts as may be owing (as described in the pricing supplement) to the registered Holder hereof. Principal amount to be redeemed (in an integral multiple of $1,000.00 if less than all):”
      The signature on the form must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934; and the signature on the form must correspond to the name written upon the face of the note in every particular, without alteration or any change whatsoever.
      Exercise of the repurchase option by the holder of a note shall be irrevocable. The holder of a note may exercise the repurchase option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repurchase is an authorized denomination. No transfer or exchange of any note will be permitted after exercise of a repurchase option. If a note is to be repurchased in part, no transfer or exchange of the portion of the note to be repurchased will be permitted after exercise of a repurchase option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by us and our determination will be final, binding and non-appealable.
      All instructions given by indirect beneficial owners to their banks or brokers to exercise a repurchase option will be irrevocable. In addition, at the time any indirect beneficial owner gives instructions to exercise a repayment option, the indirect beneficial owner must cause the bank or broker through which he or she owns an interest in the global note to transfer the bank’s or broker’s interest in the global note to the trustee.
      If the repurchase option of the holder as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, we will comply with Rule 14e-1 as then in effect to the extent applicable.
Open market purchases
      We may purchase notes at any price in the open market or otherwise. Notes not purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Optional early redemption for taxation reasons
      Unless the applicable pricing supplement provides otherwise, we may redeem the notes before their maturity, if any, in whole but not in part, as provided in the accompanying prospectus under the heading “Description of debt securities — Tax redemption”.
Redemption of an original issue discount note
      Regardless of anything in this prospectus supplement to the contrary, if a note is an Original Issue Discount Note (other than an index linked note), the amount payable in the event of redemption or repayment prior to its stated maturity, if any, will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the applicable pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

Settlement mechanics
      The settlement mechanics applicable to notes calling for physical settlement will be described in the applicable pricing supplement.
Covenants
      The covenants contained in the indenture will apply to the notes unless otherwise specified in any applicable pricing supplement. These covenants are in summary:

•	to pay principal, any premium, interest in accordance with the terms of the notes,

•	to maintain a paying agent or office, and if it acts as its own paying agent to hold moneys in trust,

•	to deliver to the trustee a compliance certificate within 120 days after the end of each fiscal year, and

•	to preserve its existence (subject to exceptions).
Other provisions
      Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest and/or principal payable on the notes, any redemption, extension or repayment provisions, or any other provisions relating to the notes, may be modified or supplemented to the extent not inconsistent with the terms of the indenture, so long as the provisions are specified in the notes and in the applicable pricing supplement.
Further issues
      The issuer may, from time to time and without the consent of the holders of the notes, create and issue notes of a series having the same ranking and the same interest rate, maturity, if any, and other terms as any tranche of notes issued hereunder, except for the initial offering price and issue date and, in some cases, the first interest payment date (a further issue). Any such additional notes having such similar terms will, together with the notes of that tranche, constitute a single series of notes under the indenture.
Payment of additional amounts
      Unless otherwise specified in any applicable pricing supplement, if any deduction or withholding for any current or future taxes or governmental charges of Norway or the United States of America is required, we have agreed to pay additional amounts as described in the accompanying prospectus under the heading “Description of debt securities – Payment of additional amounts”.
Defeasance
      We may discharge or defease the notes as described in the accompanying prospectus under the heading “Description of debt securities — Defeasance”.
Paying agents, transfer agents and exchange rate agent
      Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent, calculation agent, determination agent and the exchange rate agent for the notes. Dexia Banque Internationale à Luxembourg, société anonyme, will be the Luxembourg paying agent for the notes. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a paying agent and transfer agent in Luxembourg.
Important currency information
      Purchasers are required to pay for each note in the specified currency specified by us for that note. If requested by a prospective purchaser of notes denominated in a currency other than U.S. dollars on or prior to the fifth day preceding the delivery of the notes, the agent soliciting the offer to purchase may, at its discretion, arrange for the conversion of U.S. dollars into such specified currency to enable the purchaser to pay for such notes. Each such conversion will be made by the relevant agent on such terms and subject to such conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice, and any cost associated with such conversion will be solely for the account of the purchaser. We disclaim any responsibility for any such transaction. The obligations of each purchaser to us will be absolute regardless of any such conversion arrangement.
      The notes will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. If an action based on the notes were commenced in a court in the United States, it is likely that the court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether, in granting judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court will render a judgment in the foreign currency of the underlying obligations and that the judgment will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
      Foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. The information described in this prospectus supplement, including the information relating to foreign currency transactions, is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of their investment in the notes in light of their particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. See “Risk factors — Risks related to the notes — Foreign currency risks”. Investors should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference as well as the matters described below, and any other matter described in any applicable pricing supplement.
      The applicable pricing supplement relating to notes that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars or relating to currency indexed notes will contain information concerning historical exchange rates for such specified currency against the U.S. dollar or other relevant currency, a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.
Payment currency
      Except as described in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such note shall be made in U.S. dollars until such currency is again available or so used. Unless we otherwise specify in the applicable pricing supplement or product supplement, the amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the market exchange rate on the second Business Day prior to such payment, or, if the market exchange rate is not then available, the most recently available market exchange rate or as otherwise determined by us in good faith if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      Unless we otherwise specify in the applicable pricing supplement or product supplement, the notes that are denominated in, or the payment of which is determined by reference to, a specified currency other than U.S. dollars, will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	change in the value of a foreign currency due solely to fluctuations in exchange rates, or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself redenominated.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      All determinations referred to above made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein that any determination is subject to our approval. In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the notes and the exchange rate agent shall have no liability therefor.
Exchange rates and exchange controls
      If you invest in foreign currency notes, significant risks that are not associated with a similar investment in a security denominated in U.S. dollars may apply to your investment. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on economic and political events over which we have not control, including the supply of and demand for the relevant currencies. In recent years, rates or exchange between the U.S. dollar and some foreign currencies have been highly volatile, and volatility of this kind may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other that U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of the note below its coupon rate, and could result in a loss to you on a U.S. dollar basis.
      Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at a note’s maturity. Even if there are no actual exchange controls, the specified currency for any particular note might not be available at the note’s maturity. In that event, we will repay in U.S. dollars on the basis of the most recently available noon buying rate in The City of New York for cable transfers for the specified currency as quoted by the Federal Reserve Bank of New York. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on notes made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Unless otherwise specified in the applicable pricing supplement or product supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

TAXATION IN THE UNITED STATES
      For a description of certain material U.S. Federal income tax consequences to beneficial holders of the notes, see “Taxation in the United States” in the accompanying prospectus.
TAXATION IN NORWAY
      For a description of the material tax consequences in Norway of owning the notes, see “Taxation in Norway” in the accompanying prospectus.
VALIDITY OF NOTES
      The validity of the notes under New York law has been passed upon by Allen & Overy LLP, London, England. The validity of the notes under Norwegian law has been passed upon by Jens Olav Feiring, Esq. Mr. Feiring is General Counsel of Eksportfinans. From time to time, Allen & Overy LLP performs legal services for Eksportfinans. Sullivan & Cromwell LLP, London, England, has advised the agents as to certain legal matters.

SUPPLEMENTAL PLAN OF DISTRIBUTION
      ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC, whom we call the agents, and we have entered into a distribution agreement dated as of June 2, 2004, as amended December 21, 2005, with respect to the notes. The agents have agreed to use their reasonable efforts to solicit offers to purchase the notes if we satisfy the conditions specified in the distribution agreement. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.125% to 0.750% of the principal amount of the notes depending on the maturity of the notes; provided, however, that commissions with respect to notes with a stated maturity of more than 30 years will be negotiated between us and the applicable agent at the time of sale.
      We may also sell notes to agents who will purchase the notes as principals for their own accounts. Any sale of this kind will be made at a price equal to the issue price specified in the applicable pricing supplement, less a discount. Unless otherwise stated, the discount will equal the applicable commission on an agency sale of notes of the same maturity. Any notes the agents purchase as principals may be resold at the market price or at other prices determined by the agents at the time of resale.
      The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.
      We may sell notes directly on our own behalf. No commission will be paid on any notes sold directly by us. In addition, we have reserved the right to accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes under the distribution agreement referred to above. We have also reserved the right to appoint additional agents to solicit offers to purchase notes. Additional agents may accede from time to time to the distribution agreement. Any additional agents will be named in the applicable pricing supplement.
      The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933. We have agreed to indemnify the several agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933.
      The agents may sell to dealers who may resell to investors, and the agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933.
      The notes are a new issue of securities with no established trading market and are not expected to be listed on any securities exchange in the United States. Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. We will specify in the applicable pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We do not know how liquid the trading market for the notes will be.
      We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $505,000, representing approximately $400,000 in legal fees, $55,000 in accounting fees, $30,000 in printing costs, and $20,000 in trustee and agency fees. As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus supplement we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107.00 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$7,067.48 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-112973).
      In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids:

•	Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering.

•	Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction or stabilizing purchase.
      Any of these transactions may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The agents may conduct these transactions in the over-the-counter market or otherwise. If the agents commence any of these transactions, the agents may discontinue them at any time.
      In the ordinary course of their business, the agents and some of their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions and financial advisory services with us and some of our affiliates.
Notes offered outside the United States
      If the applicable pricing supplement indicates that any of the notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.
      As further described in “Selling restrictions” below, each agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable laws and regulations in force in any jurisdiction outside the United States in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement or product supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction outside the United States to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the compliance of the agents with the applicable laws and regulations or obtaining any required consent, approval or permission.
      Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

Selling restrictions
      No action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus or any other material relating to this offering or the notes, in any jurisdiction where action for that purpose is required.
      Each agent has agreed that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers notes or possesses or distributes this prospectus supplement and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any of the agents shall have any responsibility therefor.
      Other than with respect to the United States, neither we nor any of the agents represent that the notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.
      Relevant agents will be required to comply with such other restrictions as we and the relevant agent shall agree.
      In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(i)	in the period beginning on the date of publication of a prospectus in relation to those notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of that publication;

(ii)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
United Kingdom
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent)

for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the FSMA) by the issuer;

(ii)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any note in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan
      The notes have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended) (the SEL). Each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that, in connection with this offering, it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the SEL and any other applicable laws, regulations and ministerial guidelines of Japan.
France
      The prospectus supplement is not being distributed in the context of a public offer in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code Monétaire et Financier), and has not been submitted to the Autorité des Marchés Financiers for prior approval.
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that either:

(i)	it has only made and will only make an offer of notes to the public (appel public à l’épargne) in France in the period beginning (a) when a prospectus in relation to those notes has been approved by the Autorité des marchés financiers (the AMF), on the date of its publication, or (b) when a prospectus has been approved by the competent authority of another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/ EC, on the date of notification of such approval to the AMF, and ending at the latest on the date which is 12 months after the date of the approval of such prospectus, all in accordance with articles L.412-1 and L.621-8 of the French Code monétaire et financier and the Règlement général of the AMF; or

(ii)	it has not offered or sold, and will not offer or sell, directly or indirectly, notes to the public in France, and it has not distributed or caused to be distributed, and will not distribute or cause to be distributed to the public in France, the prospectus supplement or any other offering materials relating to the notes and such offers, sales and distributions have only been and will only be made in France to (a) providers of investment services relating to portfolio management for the account of third parties, or (b) qualified investors (investisseurs qualifiés), or both, each as defined in, and in accordance with, articles L.411-1, L.411-2, and D.411-1 of the French Code monétaire et financier.
      Recipients of this prospectus supplement are advised that it is not to be further distributed or reproduced (in whole or in part) in France, and that the prospectus supplement has been distributed on the undertaking that such recipients will only participate in the issue or sale of the notes for their own account and undertake not to transfer, directly or indirectly, the notes to the public in France other than in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 of the French Monetary and Financial Code.
The Netherlands
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that any notes with a maturity of less than 12 months and a denomination of less than €50,000 will only be offered in The Netherlands in circumstances where another exemption or a dispensation from the requirement to make a prospectus publicly available has been granted under Article 4 of the Securities Transaction Supervision Act 1995 (Wet toezicht effectenverkeer 1995).
Hong Kong
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SFA). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased notes, namely a person who is:

(i)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(a)	to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(b)	where no consideration is given for the transfer; or

(c)	by operation of law.

LISTING AND GENERAL INFORMATION
      Application has been made for permission to admit the notes to trading on the Luxembourg Stock Exchange’s regulated market and to list the notes on the Official List of the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Association of Eksportfinans and a legal notice relating to the issuance of the notes have been deposited before listing with the Registre du Commerce et des Sociétés à Luxembourg, where copies of the documents may be obtained upon request. So long as any notes listed on the Luxembourg Stock Exchange are outstanding, copies of the above documents, together with this prospectus supplement, the accompanying prospectus, any relevant product supplement, the indenture, any other material agreement relating to the issuance and distribution of the notes, our current annual report (including audited financial statements) and quarterly or other periodic reports incorporated by reference in the accompanying prospectus, as well as all future annual reports (including audited financial statements), quarterly or other periodic reports incorporated by reference in the accompanying prospectus, will be made available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg. As the parent company, Eksportfinans conducts its operations directly and through its only subsidiary, Kommunekreditt. We do not publish any non-consolidated financial statements. Kredietbank S.A. Luxembourgeoise will act as intermediary in Luxembourg between us and the holders of the notes so long as the notes remain in global form. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a listing agent in Luxembourg. The initial listing agent in Luxembourg is Kredietbank S.A. Luxembourgeoise.
      The documents incorporated by reference in the accompanying prospectus, copies of the annual reports, other periodic reports, this prospectus supplement and accompanying prospectus and all relevant pricing supplements and product supplements will be available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, there has been no material adverse change in our financial position since December 31, 2005, the date of our last audited financial statements.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, neither we nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes.
      Resolutions relating to the issue and sale of the notes were adopted by our board of directors on February 16, 2006.
      If specified in the applicable pricing supplement or product supplement, notes may, when issued, be accepted for clearance through DTC, Clearstream, Luxembourg, Euroclear or such other clearing systems as are specified in the applicable pricing supplement or product supplement and, in the case of notes listed on the Luxembourg Stock Exchange, acceptable to the Luxembourg Stock Exchange.
      We have given an undertaking in connection with the listing of any notes on the Luxembourg Stock Exchange to the effect that, so long as any such notes remain outstanding and listed on such exchange, in the event of any material adverse change in our business or financial position that is not reflected in this prospectus supplement and the accompanying prospectus as then amended or supplemented (including the documents incorporated by reference), we will prepare an amendment or supplement to this prospectus supplement or publish a new document for use with any subsequent offering and listing of any notes by us.
      The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement or the accompanying prospectus.

GLOSSARY
      Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.
      Bond equivalent yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × N
Bond equivalent yield	=		×	100
360 – (D × M)
where “D” refers to the applicable annual rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
      Business Day means for any note, a day which meets the following applicable requirements:

(i)	with respect to any note, any day that is not a Saturday or Sunday and that, in the place designated for payment of the applicable note, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close; and

(ii)	if the note is a LIBOR note, a day that is also a London Business Day; and

(iii)	if the note is a EURIBOR note, a day that is also a Euro Business Day; and

(iv)	if the note is denominated in euro or is a LIBOR note for which the Index Currency is the euro, a day that is also a Euro Business Day; and

(v)	if the note is denominated in a specified currency other than euro, any day that is also not a day on which banking institutions are authorized or required by law to close in the Financial Center of the country issuing the specified currency.
      Calculation Date means, with respect to any Interest Determination Date, the date on or before which the calculation agent is to calculate an interest rate for a floating rate note. Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the Calculation Date pertaining to an Interest Determination Date for a floating rate note will be the first to occur of:

(i)	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day; or

(ii)	the Business Day preceding the applicable interest payment date or date of maturity, if any, redemption or repayment, of that note, as the case may be.
      Designated CMT telerate page means the display on the Moneyline Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement or product supplement, or any other page that replaces that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified, page 7052 (or any page that may replace that page) for the most recent week.
      Designated LIBOR page means (i) if “LIBOR Reuters” is designated in the applicable pricing supplement or product supplement, the display designated as page “LIBO” on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement or product supplement, Telerate Page 3750 (or any page that may replace that page).
      Euro business day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
      Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

      Financial Center means the capital city of the country issuing the specified currency, except that with respect to the following currencies the Financial Center shall be the city listed next to each currency:

Currency	Financial Center

U.S. dollar	The City of New York
Australian dollar	Sydney
Canadian dollar	Toronto
South African rand	Johannesburg
Swiss Franc	Zurich
      H.15(519) means the weekly statistical publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System and available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication.
      H.15 daily update means the daily update of H.15 (519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
      Index Currency means the currency, including composite currencies, specified in the applicable pricing supplement or product supplement as the currency for which LIBOR shall be calculated. If no currency is specified, the Index Currency will be U.S. dollars.
      Index Maturity means the period of time designated as the representative maturity, if any, of the certificates of deposit, the commercial paper, the Index Currency, the Treasury bills or other instrument or obligation, respectively, by reference to transactions in which the CD Rate, the Commercial Paper Rate, LIBOR, EURIBOR, the Treasury Rate and the CMT Rate, respectively, are to be calculated, as set forth in the applicable pricing supplement or product supplement.
      Interest Determination Date means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

(i)	the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate note, Commercial Paper Rate note, Federal Funds Rate note, Prime Rate note or CMT Rate note will be the second Business Day preceding that Interest Reset Date;

(ii)	the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note will be the second London Business Day preceding that Interest Reset Date;

(iii)	the Interest Determination Date pertaining to an Interest Reset Date for a EURIBOR note will be the second Euro Business Day preceding that Interest Reset Date; and

(iv)	the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate note will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated in the applicable pricing supplement or product supplement are auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

      Interest reset date means the date on which a floating rate note will begin to bear interest at the interest rate determined as of the related Interest Determination Date. Unless otherwise specified in the applicable note and pricing supplement or product supplement, the Interest Reset Dates will be:

(i)	in the case of floating rate notes that reset daily, each Business Day;

(ii)	in the case of floating rate notes, other than Treasury Rate notes, that reset weekly, Wednesday of each week;

(iii)	in the case of Treasury Rate notes that reset weekly, Tuesday of each week;

(iv)	in the case of floating rate notes that reset monthly, the third Wednesday of each month;

(v)	in the case of floating rate notes that reset quarterly, as specified in the applicable pricing supplement or product supplement;

(vi)	in the case of floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement or product supplement; and

(vii)	in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement or product supplement.
      If an interest reset date for any floating rate note would otherwise be a day that is not a Business Day, that Interest reset date will be postponed to the next Business Day. However, in the case of a LIBOR note or a EURIBOR note if that Business Day is in the following calendar month, that Interest reset date will be the preceding Business Day. If a treasury bill auction, as described in the definition of interest determination date, will be held on any day that would otherwise be an interest reset date for a treasury rate note, then that Interest reset date will instead be the Business Day immediately following that auction date.
      London Business Day means any day on which dealings in deposits in the index currency are transacted in the London interbank market.
      Money market yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × 360
Money market yield	=		×	100
360 – (D × M)
where “D” refers to the annual rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the applicable interest reset period for which interest is being calculated.
      Reuters screen USPRIME1 page means the display on the Reuters Monitor Money Rates Service on the page designated as “USPRIME1”, or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
      Telerate page 56, telerate page 57, telerate page 120, telerate page 248 and telerate page 3750 mean the displays designated on Moneyline Telerate, Inc. as Page 56, Page 57, Page 120, Page 248 or Page 3750, or any page that replaces either Page 56, Page 57, Page 120, Page 248 or Page 3750 on that service, or another service that is nominated as the information vendor, for the purpose of displaying the applicable Treasury bill, federal funds LIBOR or EURIBOR rates.

ANNEX A: FORM OF PRICING SUPPLEMENT

PRICING SUPPLEMENT NO. ● dated ●	Pursuant to Rule 424(b)(●)
to Prospectus Supplement and Prospectus dated February 5, 2007	Registration No. 333-[ ● ]
relating to the Eksportfinans ASA U.S. Medium-Term Note Program
[Title of Notes]
      This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with any applicable product supplement, the prospectus supplement and the prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes any applicable product supplement, the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in any applicable product supplement, the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA
Issuer rating:	●
Specified currency:	●
Principal amount:	●
CUSIP No.:	●
Common code:	●
ISIN:	●

	Price to	Discounts and	Proceeds to us (before
	Public	Commissions	expenses)

Per note:	[100]%	● %	● %
Total:	$ ●	$ ●	$ ● - ●

Agents:	[List agents and their addresses]
Agent acting in the capacity as indicated below:	[ ] Agent [ ] principal
Trade date:	●
Original issue date:	●
Stated maturity date:	●
Index linked note:	[ ] Yes [ ] No [If yes, index:]
Asset linked note:	[ ] Yes [ ] No [If yes, asset:] [If yes, determination agent:]
Amortizing note:	[ ] Yes [ ] No
[Insert schedule, if applicable]
Zero coupon:	[ ] Yes [ ] No
Exchangeable:	[ ] Yes [ ] No [If yes, insert applicable details] [ ] optional [ ] mandatory
Fixed rate note:	[ ] Yes [ ] No If so, interest rate per annum: ● %

Floating rate note:	[ ] Yes [ ] No
[ ] commercial paper rate
[ ] LIBOR
[ ] EURIBOR
[ ] Prime rate
[ ] Treasury rate: constant maturity [ ] Yes [ ] No
[ ] CD rate
[ ] CMT rate
[ ] CMS rate
[ ] Federal funds rate
[ ] Other:
Spread (+/-):
Spread multiplier:
Maximum interest rate limitation, if any:
Minimum interest rate limitation if any:
Index maturity:
Interest reset dates:
Interest determination dates:
Calculation agent:
Calculation date:
[Include any additional LIBOR or EURIBOR terms:	[Define]]
Interest payment dates:	●
Interest accrual:	[Define]
Original issue discount:	[ ] Yes [ ] No
Issue price:
Total amount of OID:
Yield to maturity:
Initial accrual period OID:
Interest computation:	[Define]
Day count convention:	[ ] Actual/360 [ ] Actual/ actual [ ] 30/360
Accrue to pay:	[ ] Yes [ ] No
Tax redemption:	[ ] Yes [ ] No
Extension of maturity:	[If applicable]
Optional redemption:	[If applicable]
Optional repayment date(s):
Optional repayment price(s):
Additional amounts payable:	[ ] Yes [ ] No
Authorized denomination (if other than $1,000.00 and integral multiples thereof):	[If applicable]
Renewable note:	[ ] Yes [ ] No
Form of notes:	[ ] Book-Entry [ ] Certificated

[RISK FACTORS
      This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal accounting, tax and other advisors with respect to any investment in the notes.]1
      [Additional disclosure to be added, as necessary].
[TAXATION
      The following summary is a general description of certain United States [and Norwegian] tax considerations relating to the ownership and disposition of notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of notes should consult their tax advisers as to the consequences of acquiring, holding and disposing of notes under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.]2
      [Additional disclosure to be added, as necessary].
      Capitalized terms used herein without definition have the meanings ascribed to them in the prospectus supplement and the accompanying prospectus.
[SUPPLEMENTAL PLAN OF DISTRIBUTION
      The notes are being purchased by [       ●       ] (the agent) as principal, pursuant to a terms agreement dated as of [       ●       ] between the agent and us. [The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes].
      From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, the agent (or its affiliate) is our swap counterparty for a hedge of our obligation under the notes.]
[RESPONSIBILITY
      This pricing supplement, the prospectus supplement and the prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus. We accept full responsibility for the accuracy of the information contained in this pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus misleading.
      The issuer confirms that all information in this pricing supplement provided by a third party has been accurately reproduced and that, so far as is aware and able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]3

1 To be added, if applicable.
2 To be added, if applicable.
3 To be added if the series of notes will be listed on the Luxembourg Stock Exchange.

PROSPECTUS
EKSPORTFINANS ASA
(a Norwegian company)
Debt Securities
        We may offer senior or subordinated debt securities for sale through this prospectus. We may offer these securities from time to time in one or more offerings.
      We will provide the specific terms of the securities that we may offer in supplements to this prospectus. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement, any applicable product supplement or any pricing supplement and in the registration statement to which they relate, before you invest.
      Investing in our securities involves risks. Carefully consider the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005 filed with the SEC on August 29, 2006, as well as the risk factors included in the applicable prospectus supplement and any applicable product supplement or pricing supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 5, 2007.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement or a product supplement and terms supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement or a product supplement and terms supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of or the terms of the securities that may be offered by us. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.
FORWARD-LOOKING STATEMENTS
      Except for historical statements and discussions, statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Other documents of Eksportfinans ASA filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.
      Forward-looking statements include, without limitation, statements concerning our financial position and business strategy, our future results of operations, the impact of regulatory initiatives on our operations, our share of new and existing markets, general industry and macro-economic growth rates and our performance relative to these growth rates. Forward-looking statements generally can be identified by the use of terms such as “ambition”, “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “plan”, “seek”, “continue” or similar terms.
      By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate, management’s beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements.
      Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•	changes in the competitive conditions, regulatory environment or political, social or economic conditions in the markets in which we operate,

•	market, foreign exchange rate and interest rate fluctuations,

•	the ability of counterparties to meet their obligations to us,

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations,

•	operational factors such as systems failure, human error, or the failure to properly implement procedures,

•	the effects of changes in laws, regulations or accounting policies or practices, and

•	various other factors beyond our control.
      The foregoing list of important factors is not exhaustive. Additional information regarding the factors and events that could cause differences between forward-looking statements and actual results is contained in our

SEC filings. For further discussion of these and other factors, see “Risk Factors” in our most recent Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.
      As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.
EKSPORTFINANS ASA
      Eksportfinans is the only specialized export lending institution in Norway, and we provide financing for a broad range of exports and for the internationalization of Norwegian industry, including the purchase of foreign assets and other export-related activities. To a lesser extent, we also provide financing for the purchase of Norwegian-produced capital goods and related services within Norway. We provide both commercial loans as well as government-supported financing. For the latter, fixed-interest loans are available according to the OECD Arrangement on Guidelines for Officially Supported Credits agreed to by most of the member countries of the Organization for Economic Cooperation and Development. At the request of the Norwegian Government, we may also from time to time provide other types of financing.
      Our principal assets are our loans and investments, which are financed by our equity capital and by borrowings principally in the international capital markets. Our principal source of income is the excess of our interest revenue on our assets over the interest expense on our borrowings.
      Our articles of association require that all of our loans be supported by, or extended against, guarantees issued by, or claims on,

•	Norway or other countries, including local, regional and foreign authorities and government institutions, with high creditworthiness,

•	Norwegian or foreign banks or insurance companies, or

•	internationally creditworthy Norwegian or foreign companies, as well as certain types of collateral.
      To date we have collected all loans falling due, either from the original obligor or by exercise of guarantees, and therefore have experienced no loan losses.
      Our wholly owned subsidiary, Kommunekreditt, makes loans without any form of credit enhancement to Norwegian municipalities, counties and to companies that are the joint undertaking of two or more municipalities (so called joint-municipal companies) and to private independent companies against guarantees from municipalities, counties or the Norwegian Government. Kommunekreditt provides loans with fixed rates of interest from one month to 10 years or at a floating rate of interest both for refinancing existing loans and for new investments.
      Eksportfinans was incorporated on May 2, 1962 as a limited liability company under the laws of Norway. Our principal executive offices are located at Dronning Mauds gate 15, N-0250 Oslo, Norway, and our telephone number is +47 22-01-22-01.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      We file annual reports with and furnish other information to the SEC. You may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Copies of our SEC filings, including annual and quarterly reports, will also be available free of charge at the main offices of Dexia Banque Internationale à Luxembourg S.A. and Kredietbank S.A. Luxembourgeoise in Luxembourg.
      As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	documents incorporated by reference are considered part of this prospectus,

•	we may disclose important information to you by referring you to those documents, and

•	information that we file with or furnish to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes information in this prospectus.
      Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-8427. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed on August 29, 2006,

•	our Reports on 6-K furnished to the SEC May 5, 2006 (two on May 5), August 14, 2006, August 15, 2006, August 25, 2006, September 28, 2006, October 2, 2006, November 1, 2006, November 2, 2006, November 13, 2006, November 27, 2006, December 5, 2006 and January 11, 2007,

•	our Report on Form 6-K/A furnished to the SEC August 29, 2006, and

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus:

—	reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, and

—	reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.
      The documents incorporated by reference in this prospectus contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also upon written or oral instructions request a copy of these filings, excluding exhibits, at no cost by contacting us at:
          Eksportfinans ASA
          Treasury Department
          Dronning Mauds gate 15
          N-0250 Oslo
          Norway
          Tel: +47 22 01 22 01
          Fax: +47 22 01 22 06
          E-mail: funding@eksportfinans.no
FINANCIAL AND EXCHANGE RATE INFORMATION
      Except as otherwise noted, we present financial statement amounts in this prospectus and in the documents incorporated by reference in accordance with generally accepted accounting principles in Norway (Norwegian GAAP), which differ in significant respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Norwegian GAAP and U.S. GAAP relevant to Eksportfinans, see Note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC on August 29, 2006, which is incorporated by reference in this prospectus.
      We have derived the financial data in this prospectus for the fiscal year ended December 31, 2005, from our audited financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

      As used in this prospectus, “dollar” or “$” refer to the U.S. dollar and “kroner” or “NOK” refer to the Norwegian krone.
ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
      We are a Norwegian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Norway, and a substantial portion of their respective assets are located in Norway. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. We have been advised by Jens Olav Feiring, Esq., our Executive Vice President and General Counsel, that there is doubt as to the enforceability in actions in Norway, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the civil liability provisions of the U.S. Federal securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Norway. We have consented to service of process in New York City for claims based upon the indenture and the debt securities described under “Description of debt securities”.

CAPITALIZATION AND INDEBTEDNESS
      The following table presents our consolidated capitalization in accordance with Norwegian GAAP as of December 31, 2006. It is important that you read this table together with, and it is qualified by reference to, our audited consolidated financial statements set forth in our Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.

	As of
	December 31, 2006
	Actual
	NOK	U.S.$

	(in millions)
	(unaudited)
Short-term debt (commercial paper debt and current portion of bond debt)*	69,058.6	11,040.4
Long-term debt (excluding current portions)
Bonds	88,288.4	14,114.6
Subordinated debt	1,255.5	200.7

Total long-term debt*	89,543.9	14,315.3

Capital contribution	609.9	97.5
Shareholders’ equity
Share capital (nominal value NOK 10,500 per share shares authorized and outstanding 151,765)	1,593.5	254.8
Other equity	845.4	135.2
Share premium reserve	162.5	26.0
Net income for the period	0.0	0.0

Total shareholders’ equity	2,601.4	415.9

Total capitalization	161,813.8	25,869.1

*All our debt is unsecured and unguaranteed.
     For the convenience of the reader, U.S. dollar amounts above have been translated from Norwegian krone at the rate of NOK 6.2551 = U.S.$1.00, the noon buying rate of the Central Bank of Norway on December 31, 2006.
USE OF PROCEEDS
      Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations and debt repayment and refinancing. The details of any debt repayment will be described in the applicable prospectus supplement or pricing supplement.

DESCRIPTION OF DEBT SECURITIES
      The following is a summary of the general terms of the debt securities. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement or a product supplement that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement or product supplement, will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement or product supplement will be a description of the material terms of the debt securities. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
General
      The debt securities will be issued under an indenture with The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York, 10286, as trustee. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.
      The prospectus supplement and, if applicable, the pricing supplement or product supplement relating to any series of debt securities being offered, will include specific terms relating to the offering. These terms will include some or all of the following:

•	the price of the debt securities offered,

•	the title of the debt securities,

•	the total principal amount of the debt securities,

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable,

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities,

•	the places at which payments of principal and interest are payable,

•	the terms of any optional or mandatory redemption, including the price for the redemption,

•	any sinking fund provisions,

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form,

•	the terms of any payments that will be payable by reference to any index or formula,

•	any changes or additions to the events of default or covenants described in this prospectus,

•	whether debt securities will be issued as discount securities and the amount of any discount,

•	whether the debt securities will be represented by one or more global securities,

•	any terms for the exchange of the debt securities for securities of any other entity, and

•	any other terms of the debt securities.
      We have the ability under the indenture to “re-open” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement or product supplement, the debt securities will not be listed on any securities exchange.
      The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement or product supplement. See “Subordination” below.
      Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement or product supplement relating to these debt securities.
Governing law
      The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture, will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.
Form, exchange and transfer
      Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement or product supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000.00 and integral multiples thereof.
      Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement or product supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.
Global securities
      The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement or product supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.
      Unless otherwise indicated in any prospectus supplement, or, if applicable, the related pricing supplement or product supplement, The Depositary Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants and transfers of global certificates will be effected only through these records.
      The following paragraphs are based on information provided to us by DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant’s accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.
      Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.
      We will wire principal and interest payments with respect to global certificates to DTC’s nominee. We and the trustee under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.
      It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.
      Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days, or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.
      So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder of those debt securities under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.
      Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC, and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Payments of additional amounts
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway.
      In the event any Norwegian taxes or other charges are imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium that would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that the amounts with respect to any Norwegian taxes will be payable only to holders that are not residents in Norway for purposes of its tax laws, and provided further, that we will not be required to make any payment of any additional amounts on account of:

•	your being a resident of Norway or having some connection with Norway (in the case of Norwegian taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security,

•	your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee,

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge,

•	any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security,

•	any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in Norway or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge,

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent,

•	any withholding or deduction imposed on a payment that is required to be made pursuant to a European Union directive on the taxation of savings or related law or regulations, or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.
Tax redemption
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

•	amendment to, or change in, the laws of Norway or any political subdivision of Norway, or

•	change in the application or official interpretation of such laws or regulations, where the amendment or change becomes effective after the date of the issuance of the series of debt securities, we become, or will become, obligated to pay any additional amounts as provided above under “Payments of additional amounts” and cannot reasonably avoid such obligation.
      Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

•	a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information, and

•	an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.
      We will give you at least 30 days’, but not more than 60 days’, notice before any tax redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.
Exchange
      The terms, if any, upon which debt securities of any series are exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the exchange price, the exchange period, provisions as to whether exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the exchange price, provisions affecting exchange in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.
Events of default
      Unless otherwise specified in the applicable pricing supplement or product supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

•	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default for a period of 15 days or any applicable longer grace period,

•	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days or any applicable longer grace period,

•	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series,

•	failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days or any applicable longer grace period,

•	certain events in bankruptcy, insolvency or reorganization, and

•	any other event of default provided with respect to debt securities of that series.
      If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement) and declare all amounts of that series due and payable or deliverable immediately. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.
      Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee indemnity reasonably satisfactory to it. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
      A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default,

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

•	the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
      The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.
      The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series, or

•	in respect of an obligation of Eksportfinans that cannot be modified under the terms of the indenture without the consent of each holder of each series of debt securities affected.
      We will be required to furnish to the trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.
Subordination
      The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities, and

•	the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.
      In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.
      Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.
      By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.
Defeasance
      Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement or product supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.
      In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, that, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.
      If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and, if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.
      If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the indenture
      Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, will be effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Eksportfinans, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.
Consolidation, merger or disposition of assets
      We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement or product supplement are met.
Concerning the trustee
      We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.
      Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.
TAXATION IN NORWAY
      This discussion is the opinion of Wiersholm, Mellbye & Bech, advokatfirma AS insofar as it relates to matters of Norwegian tax law and describes certain material Norwegian tax consequences to beneficial holders of debt securities.
      This section does not address all Norwegian income tax matters that may be relevant to a particular prospective holder. This section is based on Norwegian law, regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to changer, which change could apply retroactively and could affect the consequences described below. Each investor should consult its own tax advisor with respect to possible Norwegian tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities so provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway. See “Description of debt securities — Payments of additional amounts” and “— Tax redemption”, above.
      Interest paid on the debt securities to a non-Norwegian person not resident in Norway are not subject to income tax or withholding tax in Norway.

      Gains derived from the sale of Eksportfinans’s debt securities by a non-Norwegian person not resident in Norway are not subject to Norwegian income taxes.
      A non-Norwegian person not resident in Norway who holds Eksportfinans’s debt securities is not subject to Norwegian inheritance, gift or wealth tax unless such person operates a business through a permanent establishment in Norway and payments on such securities are attributable to such business. Norwegian inheritance and gift tax may, however, under certain circumstances be imposed on holders who are non-resident Norwegian citizens. Under the United States-Norway estate and inheritance tax treaty, a United States citizen or domiciliary who becomes liable to pay Norwegian inheritance or gift taxes generally will be entitled to credit against his U.S. estate or gift tax liability the amount of such Norwegian taxes.
TAXATION IN THE UNITED STATES
      This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. Federal income tax law and describes certain material U.S. Federal income tax consequences to beneficial holders of debt securities. This section addresses only the U.S. Federal income tax considerations for holders that acquire the debt securities at their original issuance and hold the debt securities as capital assets. This section does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the debt securities under their particular circumstances. This section does not address tax considerations applicable to a holder of a debt security that may be subject to special tax rules including, without limitation, the following:

•	financial institutions,

•	insurance companies,

•	dealers or traders in securities, currencies or notional principal contracts,

•	tax-exempt entities,

•	regulated investment companies,

•	real estate investment trusts,

•	S corporations,

•	persons that will hold the debt securities as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. Federal income tax purposes,

•	persons that own (or are deemed to own) 10% or more (by voting power) of our stock,

•	partnerships, pass-through entities or persons who hold the debt securities through partnerships or other pass-through entities, and

•	holders that have a “functional currency” other than the U.S. dollar.
      Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a debt security. This section also does not address the U.S. Federal estate and gift tax consequences to holders of debt securities.
      This discussion does not cover every type of debt security that may be issued under this prospectus. If we intend to issue a debt security of a type not described in this summary, or if there are otherwise special tax consequences with respect to the debt security that are not covered herein, additional tax information will be provided in the prospectus supplement and, if applicable, the pricing supplement or product supplement for the applicable debt security.
      This section is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.
      Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      For the purposes of this section, a U.S. holder is a beneficial owner of debt securities that is, for U.S. Federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation, or other entity that is treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia),

•	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.
      A non-U.S. holder is a beneficial owner of debt securities that is not a U.S. holder. If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding debt securities should consult their tax advisor.
U.S. Federal income tax consequences to U.S. holders
Interest
      Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under “Original issue discount”), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder’s method of accounting for U.S. Federal income tax purposes.
      A U.S. holder utilizing the cash method of accounting for U.S. Federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.
      If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the U.S. Internal Revenue Service (the IRS).
      A U.S. holder utilizing either of the foregoing two accrual methods may recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss, if any, will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).
      Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.
Original issue discount
      A debt security, other than a debt security with a term of one year or less (a short-term note), will be treated as issued at an original issue discount (OID, and a debt security issued with OID, a discount note) for U.S. Federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than qualified stated interest payments, as defined below, over the issue price of the debt security is more than a de minimis amount, as defined below. Qualified stated interest is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. Special rules for “variable rate debt securities” are described below under “Original issue discount — Variable rate debt securities”.
      In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the stated redemption price at maturity) over its issue price is less than 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes de minimis OID and the debt security is not a discount note. Unless the election described below under “Election to Treat All Interest as OID” is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security’s de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.
      A U.S. holder will be required to include OID on a discount note in income for U.S. Federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder’s method of accounting for U.S. Federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes.
      OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under “Interest” above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.
      OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.

Acquisition premium
      A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under “Election to treat all interest as OID” will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. Federal income tax implications of acquisition premium.
Market discount
      A debt security, other than a short-term note, will be treated as purchased at a market discount (a market discount note) if the debt security’s stated redemption price at maturity or, in the case of a discount note, the debt security’s “revised issue price”, exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes de minimis market discount and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the revised issue price of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.
      Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.
      Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.
Election to treat all interest as OID
      A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method under the heading “Original issue discount”, with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.
      In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.
      If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under

“Original issue discount — Market discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.
Variable rate debt securities.
      A variable rate debt security is a debt security that:

•	has an issue price that does not exceed the total non-contingent principal payments by more than the lesser of (i) the product of (x) the total non-contingent principal payments, (y) the number of complete years to maturity from the issue date and (z) 0.015, or (ii) 15% of the total non-contingent principal payments; and

•	does not provide for stated interest other than stated interest compounded or paid at least annually at (i) one or more “qualified floating rates”, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.
      A qualified floating rate or objective rate in effect at anytime during the term of the instrument must be set at a “current value” of that rate. A current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      A variable rate is a qualified floating rate if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that (i) are within 0.25 percentage points of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the note.
      An objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the relevant issuer or a related party (such as dividends, profits or the value of the relevant issuer’s stock). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
      If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
      In general, if a variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the debt security is qualified stated interest and the amount of OID, if any, is determined under the rules applicable to fixed rate debt instruments by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the debt security.

      If a variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the debt security are generally determined by: (i) determining a fixed rate substitute for each variable rate provided under the variable rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.
      If a variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the variable rate debt security is treated, for the purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Index debt securities, exchangeable debt securities and other debt securities subject to contingencies.
      Special U.S. Federal income tax rules apply with respect to index debt securities, exchangeable debt securities and debt securities which are subject to the rules governing contingent payment debt instruments and are not subject to the rules governing variable rate debt instruments. The timing and character of income, gain or loss reported on such debt security may differ substantially from the timing and character of income, gain or loss reported on a non-contingent payment debt instrument under general principles of current U.S. Federal income tax law. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement.
Securities with perpetual maturity.
      Although the treatment of securities with a perpetual maturity is not entirely clear, securities with a perpetual maturity may not be characterized as debt for U.S. Federal income tax purposes. As a result, certain of the tax provisions discussed herein may not be applicable to securities with perpetual maturity. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement. Prospective purchasers are advised to consult their tax advisors regarding the tax treatment of such securities for U.S. federal income tax purposes.
Debt securities subject to redemption
      Certain of the debt securities (1) may be redeemable at the option of the issuer prior to their maturity (a call option) and/or (2) may be repayable at the option of the holder prior to their stated maturity (a put option). Debt securities containing such features may be subject to rules that are different from the general rules discussed above and the tax consequences of an investment in such debt securities will depend, in part, on the particular terms and features of such debt securities. The prospectus supplement for the debt securities will contain additional discussion relating to the terms and features of such debt securities.
Short-term debt securities
      Short-term debt securities will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term debt security will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. Federal income tax purposes under the accrual method are required to accrue OID on a short-term debt security on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).
Debt securities purchased at a premium
      A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.
Sale, exchange or retirement of the debt securities
      A U.S. holder’s tax basis in a debt security will generally equal its “U.S. dollar cost”, increased by the amount of any OID or market discount included in the U.S. holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder’s income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The U.S. dollar cost of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.
      Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under “Original issue discount”. Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

      Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). In the case of a U.S. holder that is an individual, estate or trust, the maximum marginal federal income tax rate applicable to such capital gain is currently lower than the maximum marginal federal income tax rate applicable to ordinary income if the debt securities are held for more than one year. The deductibility of capital losses is subject to limitations.
      A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      U.S. Treasury Regulations (the Disclosure Regulations) meant to require the reporting of certain tax shelter transactions (Reportable Transactions) could be interpreted to cover transactions generally not regarded as tax shelters. Under the Disclosure Regulations it may be possible that certain transactions with respect to the debt securities may be characterized as Reportable Transactions requiring a holder to disclose that transaction, such as a sale, exchange, retirement or other taxable disposition of a debt security that results in a loss exceeding certain thresholds and meeting other specified conditions. Prospective investors in debt securities should consult with their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities under their particular circumstances.
Special categories of debt securities
      Additional tax rules may apply to other categories of debt securities of Eksportfinans. The prospectus supplement and, if applicable, the pricing supplement or product supplement will describe the rules applicable to these debt securities. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities that are extendable at the option of the issuer or the holder,

•	debt securities that are issued in bearer form, and

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium.
Information reporting and backup withholding
      In general, information reporting requirements may apply to certain payments of interest and OID on debt securities, and to certain payments of the proceeds of a sale, redemption or other disposition of Notes. A backup withholding tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or certification of exempt status or otherwise to comply with the applicable backup withholding requirements. Information reporting and backup withholding may be required on interest payments to a beneficial owner of a debt securities made within the United States or by a paying agent, custodian, nominee or agent of the beneficial owner that is a “U.S. Controlled Person” (as defined below) unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) the paying agent, custodian, nominee or agent (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is not a United States person, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      Proceeds from the sale or redemption of debt securities through a broker in the United States may be subject to information reporting and backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting, or (2) such broker (i) obtains a withholding certificate or other appropriate documentation establishing that the beneficial owner is not a United States person and (ii) does not have actual knowledge or reason to know that the information contained therein is false.

      Proceeds from the sale or redemption of a debt securities through the foreign office of a broker that is a “U.S. Controlled Person” may be subject to information reporting and, in certain cases, backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) such broker (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is a non-U.S. holder, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      A U.S. Controlled Person is a person that (1) is a United States person, (2) derives at least 50 per cent of its gross income from certain periods from the conduct of a trade or business within the United States, (3) is a controlled foreign corporation for U.S. federal income tax purposes, or (4) is a foreign partnership that, at any time during its taxable year, is more than 50 per cent owned (by income or capital interest) by United States persons or is engaged in the conduct of a trade or business within the United States.
      Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing appropriate claim for a refund with the IRS and furnishing any required information.
U.S. Federal income tax consequences to non-U.S. holders
Sale, exchange or retirement of debt securities
      If you sell, exchange or redeem debt securities, you will generally not be subject to U.S. Federal income tax on any gain, unless one of the following applies:

•	the gain is connected with a trade or business that you conduct in the United States through an office or other fixed place of business, or

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the debt security, and certain other conditions are satisfied.
Information reporting and backup withholding
      United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:
      Information reporting and backup withholding may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. holder in order to avoid the application of such information reporting and backup withholding requirements. You should consult your tax advisor concerning the application of the information reporting and backup withholding rules.
      Prospective investors should consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming debt securities in light of their particular circumstances under the laws of their respective jurisdictions.

PLAN OF DISTRIBUTION
      We may sell the debt securities offered by this prospectus in one or more of the following ways:

•	through underwriters,

•	through dealers,

•	through agents, or

•	directly to purchasers.
      The distribution of the debt securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to any offering will include the following information:

•	the terms of the offering,

•	the names of any underwriters, dealers or agents,

•	the purchase price of, or consideration payable for, the debt securities,

•	the net proceeds to us from the sale of the debt securities,

•	any underwriting discounts or other underwriters’ compensation,

•	any discounts or concessions allowed or re-allowed or paid to dealers, and

•	any other information we think is important.
Sales through underwriters or dealers
      If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered debt securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered debt securities if they purchase any. Underwriters may sell those debt securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of debt securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered debt securities.
      We may grant to the underwriters an option to purchase additional offered debt securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement or product supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered debt securities.
      If we use a dealer in an offering of debt securities using this prospectus, we will sell the offered debt securities to the dealer as principal. The dealer may then resell those debt securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.
Direct sales and sales through agents
      We may also use this prospectus to directly solicit offers to purchase debt securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

      We may also sell the offered debt securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Indemnification
      Underwriters, dealers or agents participating in a distribution of debt securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of debt securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.
Market making
      Certain broker-dealers may, but will not be obligated to, make a market in the securities of any series. They may also discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the debt securities.
LEGAL MATTERS
      The validity of the debt securities under New York law and the accuracy of the summary contained in “Taxation in the United States” has been passed upon by Allen & Overy LLP, London, England and Allen & Overy LLP, New York, New York, respectively. The validity of the debt securities under Norwegian law has been passed upon by Jens Olav Feiring, Esq., General Counsel of Eksportfinans. The accuracy of the summary contained in “Taxation in Norway” has been passed upon by Wiersholm, Mellbye & Bech, advokatfirma AS. From time to time, Allen & Overy LLP performs legal services for Eksportfinans.
EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2005, as filed with the SEC on August 29, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTERED OFFICE OF THE ISSUER
Dronning Mauds gate 15
N-0250 Oslo
TRUSTEE
The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286
PRINCIPAL PAYING AGENT AND REGISTRAR
Citibank, N.A.
Canada Square
Canary Wharf
London E14 5LB
PAYING AGENT
Dexia Banque Internationale à Luxembourg, société anonyme
69, route d’Esch
L-2953 Luxembourg
LISTING AGENT
Kredietbank S.A. Luxembourgeoise
43, Boulevard Royal
L-2955 Luxembourg
AUDITORS
PricewaterhouseCoopers AS
Karenslyst allé 12
0245 Oslo
LEGAL ADVISERS
to the Agents

Allen & Overy LLP One Bishops Square London E1 6AO	Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN

      No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the agents or any underwriter. This Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.
EKSPORTFINANS ASA
PROSPECTUS
SUPPLEMENT

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse
Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.	Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
February 5, 2007